UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
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PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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LNB Bancorp, Inc.

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LNB Bancorp, Inc.
457 Broadway
Lorain, Ohio 44052

Dear Shareholders:

The 2010 Annual Meeting of Shareholders (the “Annual Meeting”) of LNB Bancorp, Inc. (“LNB”) will be held at The Lorain National Bank, 521 Broadway, Lorain, Ohio, 44052, on Tuesday, April 27, 2010 at 10:00 a.m. local time.

The Annual Meeting will be held for the purposes that are described in the notice of the Annual Meeting, and more fully addressed in LNB’s proxy materials accompanying this letter. We encourage you to read all of these materials carefully, and then vote using the enclosed proxy card.

At the Annual Meeting, LNB will ask its shareholders to vote upon a proposal to elect four directors of LNB. The Board of Directors has nominated Robert M. Campana, Daniel G. Merkel, Thomas P. Perciak and Donald F. Zwilling, CPA, each of whom is currently a director of LNB, for election as directors. LNB will also ask its shareholders for advisory approval of LNB’s executive compensation program.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE DIRECTOR NOMINEES IN PROPOSAL 1, AND “FOR” PROPOSAL 2.

Your vote is important regardless of the number of shares you own. The Board of Directors urges you to sign, date and deliver the enclosed proxy, as promptly as possible, by mail (using the enclosed postage-paid envelope).

I can assure you that the Board of Directors and LNB’s management will continue to act in the best interests of all LNB shareholders. We appreciate your continued support.

Sincerely,

James R. Herrick

Chairman of the Board of Directors

March 15, 2010

LNB BANCORP, INC.
457 Broadway
Lorain, Ohio, 44052

NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 27, 2010

March 15, 2010

To the Shareholders of LNB Bancorp, Inc.:

The 2010 Annual Meeting of Shareholders (the “Annual Meeting”) of LNB Bancorp, Inc. (“LNB”) will be held at The Lorain National Bank, 521 Broadway, Lorain, Ohio, 44052, on April 27, 2010 at 10:00 a.m. local time for the purpose of considering and voting upon the following matters as more fully described in the attached Proxy Statement:

1. To elect four directors for the next three years;

2. To seek advisory approval of LNB’s executive compensation program; and

3.	To transact any other business which may properly come before the meeting or any postponement or adjournment of the meeting.

Shareholders of record at the close of business on March 9, 2010 will be entitled to vote the number of common shares held of record in their names on that date at the Annual Meeting.

We urge you to sign, date and return the enclosed proxy card as promptly as possible, whether or not you plan to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, and regardless of the number of common shares you own, we urge you to vote “FOR” the four director nominees in Proposal 1, and “FOR” Proposal 2.

By Order of the Board of Directors,

Robert F. Heinrich
Corporate Secretary

Your vote is important. Please mark, sign, date and mail the enclosed proxy form(s) whether or not you plan to attend the Annual Meeting. A return envelope is enclosed for your convenience.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to Be Held on April 27, 2010:

The Proxy Statement and the 2009 Annual Report are available at www.proxydocs.com/lnbb.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

LNB BANCORP, INC.
457 Broadway
Lorain, Ohio 44052

PROXY STATEMENT FOR 2010 ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON APRIL 27, 2010

Date, Time and Place of the Annual Meeting

This Proxy Statement is being furnished to shareholders of LNB Bancorp, Inc. (“LNB” or the “Corporation”) in connection with the solicitation of proxies by the Board of Directors of the Corporation for the 2010 Annual Meeting of Shareholders, and any postponement or adjournment thereof, to be held at the time and place set forth in the accompanying notice (the “Annual Meeting”). The notice of the meeting, this Proxy Statement, the Corporation’s annual report to shareholders for the fiscal year ended December 31, 2009 and the enclosed proxy card are first being sent to shareholders on or about March 15, 2010.

Purpose of the Annual Meeting

The purpose of the Annual Meeting is to consider the proposals that are described in the notice of Annual Meeting, and more fully addressed in this Proxy Statement. We encourage you to read all of these materials carefully, and then vote the enclosed proxy card.

At the Annual Meeting, LNB will ask its shareholders to vote upon the following proposals:

1.	To elect four directors of the Corporation. The Board of Directors has nominated Robert M. Campana, Daniel G. Merkel, Thomas P. Perciak and Donald F. Zwilling, CPA, each of whom is currently a director of LNB, for election as directors.

The Board of Directors unanimously recommends that you vote “FOR” the director nominees in Proposal 1.

2.	To seek advisory approval of LNB’s executive compensation program.

The Board of Directors unanimously recommends that you vote “FOR” Proposal 2.

We urge you to sign, date and return the enclosed proxy card as promptly as possible, whether or not you plan to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, and regardless of the number of common shares you own, we urge you to vote “FOR” the four director nominees in Proposal 1, and “FOR” Proposal 2.

QUESTIONS & ANSWERS ABOUT THE ANNUAL MEETING

The following are some questions that you may have regarding the matters being considered at the Annual Meeting as well as brief answers to those questions. LNB urges you to read the remainder of this Proxy Statement carefully because the information below does not provide all information that might be important to you.

Q:	When and where will the Annual Meeting of the shareholders of LNB take place, and who is entitled to vote at the Annual Meeting?

A:	The Annual Meeting will be held on Tuesday, April 27, 2010 at 10:00 a.m., local time, at The Lorain National Bank, 521 Broadway, Lorain, Ohio 44052. You may attend the Annual Meeting and vote your shares in person, rather than voting the enclosed proxy card; but, whether or not you intend to attend the Annual Meeting, the Board of Directors urges you to sign, date and deliver the enclosed proxy card, as promptly as possible, by mail (using the enclosed postage-paid envelope). If you hold shares in street name and would like to vote your shares in person at the Annual Meeting, you must present a legal proxy from your bank, broker or nominee at the Annual Meeting.

LNB’s Board of Directors has fixed the close of business on March 9, 2010 as the record date (the “Record Date”) for the determination of shareholders entitled to vote at the Annual Meeting. Only holders of record of LNB’s common shares at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Each common share entitles record holders to one vote on each matter properly submitted for consideration at the Annual Meeting.

As of the Record Date, there were 1,913 record holders of the Corporation’s common shares and 7,363,161 of the Corporation’s common shares outstanding.

Q:	What may I vote on at the Annual Meeting?

A:	You may vote on Proposals 1 and 2 as described below.

Q:	What do I need to do now?

Please carefully read and consider the information contained in this Proxy Statement, and vote your shares in any of the ways provided in this Proxy Statement.

Q:	How does the Board of Directors recommend that I vote?

A:	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE DIRECTOR NOMINEES IN PROPOSAL 1 AND “FOR” ADVISORY APPROVAL OF THE CORPORATION’S EXECUTIVE COMPENSATION PROGRAM AS DISCUSSED IN PROPOSAL 2.

Q:	How can I vote my common shares?

A:	If your common shares are registered directly in your name with our transfer agent, you are a shareholder of record with respect to those common shares, and you may either vote in person at the Annual Meeting or by signing, dating and returning the enclosed proxy card in the envelope provided. You may also vote your shares through the internet or via telephone by following the instructions contained on the enclosed proxy card. Whether or not you plan to attend the Annual Meeting in person, you should submit your proxy card as soon as possible. If your LNB common shares are held in “street name” through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct such party to vote. Brokerage firms have the authority to vote shares on certain “routine” matters when their customers do not provide voting instructions. However, on other matters, when the brokerage firm has not received voting instructions from its customers, the brokerage firm cannot vote the shares on that matter and a “broker non-vote” occurs. Please note that the New York Stock Exchange rules governing broker voting have changed and an uncontested election of directors is no longer considered a routine matter. This means that brokers may not vote your shares on the election of directors if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted.

Broker non-votes, if any, will be counted for determining whether there is a quorum. With respect to Proposal 2, “broker non-votes” will have the effect of votes “against” such proposal, but will not be counted for purposes of the election of directors under Proposal 1.

If the enclosed proxy card is properly executed and returned to LNB in time to be voted at the Annual Meeting, the common shares represented by your proxy will be voted in accordance with your instructions marked on the proxy card. Where properly executed proxies are returned but no such instructions are given, the proxy holders will vote “FOR” the election of the four director nominees nominated by the Board of Directors and “FOR” advisory approval of the Corporation’s executive compensation program.

Q:	Will the proxy holders named on the proxy card have discretionary authority to vote my common shares?

A:	As to any matters that may properly come before the meeting that are not on the enclosed proxy card, the proxy grants to Gary J. Elek and Robert F. Heinrich the authority to vote the shares for which they hold proxies in accordance with their discretion.

Q:	Can I change my vote?

A:	You may revoke a proxy at any time prior to its exercise by filing with LNB’s Secretary a written notice of revocation, by delivering to LNB’s Secretary a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. The mere presence of a shareholder at the Annual Meeting will not automatically revoke any proxy previously given by such shareholder. Written notices of revoked proxies may be directed to Mr. Robert F. Heinrich, Corporate Secretary, LNB Bancorp, Inc., 457 Broadway, Lorain, Ohio 44052.

If you are a beneficial owner of common shares, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described above.

Q:	What constitutes a quorum?

A:	Under LNB’s Code of Regulations, the number of common shares held by the shareholders present in person or by proxy at the Annual Meeting constitute a quorum for the transaction of business at the Annual Meeting. Nasdaq Stock Market rules provide, however, that in no case shall a quorum be less than thirty three and one-third percent (33 1/3%) of the outstanding common shares. Accordingly, so long as at least thirty three and one-third percent (33 1/3%) of the outstanding common shares of the Corporation are present in person or by proxy at the Annual Meeting, a quorum shall be present for the transaction of business at the Annual Meeting. Abstentions will be counted for purposes of determining the number of shares present at the Annual Meeting. Broker non-votes will be counted for purposes of determining the number of shares present at the Annual Meeting, unless the broker has failed to vote as to all matters.

Q:	What vote is required by LNB in connection with the proposals?

A:	A plurality of the votes cast at the meeting is required to elect directors. The four director nominees receiving the highest number of “for” votes at the Annual Meeting will be elected as directors under Proposal 1. Abstentions, broker non-votes and instructions on the enclosed proxy card to “withhold authority” to vote “for” one or more of the nominees will result in the nominee receiving fewer votes, but will not affect the outcome of the election.

The approval of the advisory proposal on LNB’s executive compensation program under Proposal 2 requires the affirmative vote of the holders a majority of the common shares present in person or by proxy at the Annual Meeting. Abstentions with respect to Proposal 2 will not be voted, but will be counted for purposes of determining the number of shares present. Accordingly, abstentions and broker non-votes will have the same effect as an “against” vote.

Q:	What should I do if I receive more than one set of voting materials?

A:	If your common shares are registered differently and are held in more than one account, then you will receive more than one Proxy Statement and proxy card. Please be sure to vote all of your accounts so that all of your common shares are represented at the Annual Meeting.

Q:	What identification should I bring to the Annual Meeting?

A:	All shareholders who owned LNB common shares on the Record Date may attend the Annual Meeting. In order to gain admission to the Annual Meeting, please be sure to bring with you a valid government-issued personal identification with a picture (such as a driver’s license or passport). If your common shares are held in the name of a bank, broker or other nominee, you must also bring evidence of your ownership of common shares as of the Record Date, in the form of a letter or statement from your bank, broker or other nominee or the voting instruction card provided by the broker, in each case, indicating that you owned common shares as of the Record Date.

If you are a proxy holder for a LNB shareholder, then you must bring (1) the validly executed proxy naming you as the proxy holder, signed by a LNB shareholder who owned LNB common shares as of the Record Date, (2) a valid government-issued personal identification with a picture (such as a driver’s license or passport) and (3) if the shareholder whose proxy you hold was not a record holder of LNB common shares as of the Record Date, proof of the shareholder’s ownership of LNB common shares as of the Record Date, in the form of a letter or statement from a bank, broker or other nominee or the voting instruction card provided by the broker, in each case, indicating that the shareholder owned those common shares as of the Record Date.

Q:	How will proxies for the Annual Meeting be solicited?

A:	In addition to soliciting proxies by mail, LNB, through its directors and officers and regular employees, may also solicit proxies personally or by telephone, telegram, advertisement, courier service, or other means of communication (such as e-mail). Such directors and officers and regular employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation.

Q:	Who will bear the cost of soliciting proxies?

A:	LNB will bear the cost of soliciting proxies in the form enclosed herewith. LNB will request persons, firms and corporations holding common shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners and LNB will reimburse the holders for their reasonable expenses in doing so.

Q:	Can I access the Notice of Annual Meeting, Proxy Statement and 2009 Annual Report on the internet?

A:	The Notice of Annual Meeting, Proxy Statement and 2009 Annual Report are available on the internet at www.proxydocs.com/lnbb. We will also provide a copy of any of these documents to any shareholder free of charge, upon request in writing to Corporate Secretary, LNB Bancorp, Inc., 457 Broadway, Lorain, Ohio 44052.

If you hold your shares in a bank or brokerage account, your bank or broker may also provided copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of service.

COMPANY PROPOSALS

PROPOSAL 1 — ELECTION OF DIRECTORS

LNB’s Amended Code of Regulations provides that the Board of Directors of the Corporation shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. The directors of each class shall hold office for a term of three years. At the Annual Meeting, four directors will be elected.

The Board of Directors has nominated Robert M. Campana, Daniel G. Merkel, Thomas P. Perciak, and Donald F. Zwilling, CPA, each of whom is currently a director of the Corporation, for election to the Board of Directors at the Annual Meeting. Each of the director nominees has indicated his willingness to serve another term as a director if elected, and has consented to be named in this Proxy Statement as a director nominee.

The names and qualifications of all of the current directors are set forth below in this Proxy Statement. The four directors standing for re-election are successful local business people who contribute much to the success of LNB. The Board of Directors believes that the re-election of these four directors is important to LNB’s future growth and the fulfillment of LNB’s strategic plan.

Daniel G. Merkel and Thomas P. Perciak were appointed as directors by the Board of Directors on April 22, 2008 pursuant to a settlement agreement (the “Settlement Agreement”). Additional information regarding the Settlement Agreement is included in the Corporation’s Current Report on Form 8-K filed on April 23, 2008. J. Martin Erbaugh was appointed as a director by the Board of Directors effective May 10, 2007 in connection with the consummation of LNB’s acquisition of Morgan Bancorp, Inc. and in accordance with terms of the related Agreement and Plan of Merger, dated January 15, 2007. There are no other arrangements or understandings pursuant to which any of the persons listed below were selected as directors or director nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE DIRECTOR NOMINEES.

Nominees for Election as Directors

Class III Directors.  The information below is with respect to the nominees for election as Class III Directors of the Corporation at the Annual Meeting, whose terms will expire in 2013. Daniel P. Batista and James F. Kidd have each informed the Corporation of their intention to retire from the Board of Directors upon the expiration of their current terms at the Annual Meeting in accordance with the Corporation’s internal director retirement guidelines and neither Mr. Batista nor Mr. Kidd will stand for reelection as a director at the Annual Meeting. Following the Annual Meeting, the size of LNB’s Board of Directors will be fixed at 12 members.

Robert M. Campana, 50, has been a director since 1997. Since January 2000, Mr. Campana has been the owner of Campana Development, a real estate development company.

The Board concluded that Mr. Campana should serve as a director of the Corporation primarily due to his long experience in managing businesses and his significant experience in and knowledge of real estate development in the Corporation’s markets. Mr. Campana is the former president of P.C. Campana Inc., owns and operates Campana Development, a real estate development company, and has been recognized in his community for his entrepreneurial skills. In addition, Mr. Campana has significant experience with the Corporation, having served on the Board for twelve years. This background enables Mr. Campana to provide valuable insights to the Board, particularly in evaluating the business conditions in markets in which the Corporation operates, as well as in setting corporate strategy and compensating the Corporation’s management.

Daniel G. Merkel, 66, has been a director since 2008. From 2001 to 2007, Mr. Merkel was the Regional President-Commercial Lending of Republic Bancorp, Inc., a bank holding company. Following the acquisition of Republic Bancorp by Citizens Bancorp, Inc., Mr. Merkel served as a Senior Vice President of Citizens Bancorp until his retirement in 2008. From 1995 to 2001, Mr. Merkel was the Senior Vice President-Commercial Lending of Republic Bancorp, Inc., and from 1991 to 1995 he was President of Tech Built Manufacturing Company. Prior to that he held senior executive positions in banking and commercial mortgage lending in privately held and public companies.

The Board concluded that Mr. Merkel should serve as a director of the Corporation primarily due to his extensive experience in the banking industry and knowledge of banking operations and finance. Mr. Merkel’s experience in a variety of positions with Republic Bancorp, Inc., as well as his educational background that includes a Masters in Business Administration from Cleveland State University, enables Mr. Merkel to provide valuable contributions to the Board. Mr. Merkel is also a retired senior officer with eight years of active duty and twenty-three years of reserve service to the U.S. Navy. This experience provides a unique perspective through which to evaluate the Corporation’s management and organization.

Thomas P. Perciak, 62, has been a director since 2008. Since 2004, Mr. Perciak has been the mayor of Strongsville, Ohio. From 1999 until 2004, Mr. Perciak was the Executive Vice President of Fifth Third Bank, Northeastern, Ohio. From 1985 to 1999, Mr. Perciak was President and Chief Executive Officer of the Strongsville Savings Bank.

The Board concluded that Mr. Perciak should serve as a director of the Corporation primarily due to his extensive banking industry and management and community leadership experience. Prior to serving as the mayor of one of Northeast Ohio’s most vibrant suburbs, Mr. Perciak spent years leading successful local financial institutions. Mr. Perciak’s long industry experience provides the Board with valuable perspectives on the Corporation’s management, strategy and risks. Mr. Perciak’s role as a community leader and philanthropist also allows him to provide beneficial insights to the Corporation in serving as a community bank.

Donald F. Zwilling, CPA, 64, has been a director since 2005. Since 1976, Mr. Zwilling has been a partner, shareholder and director of Barnes Wendling CPAs, Inc., an accounting firm, and director in charge of Barnes Wendling CPAs, Inc.’s Sheffield Village office.

The Board concluded that Mr. Zwilling should serve as a director of the Corporation, primarily due to his extensive public accounting experience. Mr. Zwilling is a certified public accountant and accredited in business valuation with nearly four decades of experience working with businesses regarding tax and financial planning. Mr. Zwilling’s experience is of particular value to the Board in assessing and evaluating the Corporation’s financial performance, internal controls and management of financial risk.

Directors Continuing in Office

Class I Directors.  The information below is with regard to Class I Directors of LNB, whose terms expire in 2011.

J. Martin Erbaugh, 61, has been a director since 2007. Since 1995, Mr. Erbaugh has been the President of JM Erbaugh Co., a private investment firm. Mr. Erbaugh was the Chairman of the Board of Morgan Bancorp, Inc. from 2002 until it was acquired by the Corporation in May 2007. Mr. Erbaugh served as a director of Lesco, Inc. from March 1995 to May 2007, including as Chairman of the Board from April 2002 to May 2007.

The Board concluded that Mr. Erbaugh should serve as a director of the Corporation primarily due to his experience in managing and serving as a director of businesses in the banking and finance industry, as well as his long experience in leading a financial institution in the Hudson, Ohio and Summit County area, a market in which the Corporation has sought to grow its business. Mr. Erbaugh’s industry experience, experience as a director of other publicly-traded companies and educational background, which includes a law degree from Case Western Reserve University School of Law, enables Mr. Erbaugh to provide valuable contributions to the Board on a range of matters, including strategic direction, business operations and financial results, risk management and the compensation of management.

Terry D. Goode, 55, has been a director since 1997. Since 1987, Mr. Goode has been the Vice President of the Lawyers Title Insurance Corp. and Lorain County Title Company.

The Board concluded that Mr. Goode should serve as a director of the Corporation primarily due to his significant knowledge of the Corporation, having served as a director of the Corporation for twelve years, and experience in real estate development and finance in the markets in which the Corporation operates. Mr. Goode’s knowledge and experience in the industry and the communities in which the Corporations operates allow him to serve a vital role on the Board in its assessment and evaluation of strategic direction and risk management, particularly with respect to the Corporation’s management of credit risk.

James R. Herrick, 58, has been a director since 1999 and Chairman of Board since December 2004. Since 1987, Mr. Herrick has been the President of the Liberty Auto Group, Inc., an automobile dealership organization.

The Board concluded that Mr. Herrick should serve as a director of the Corporation primarily due to his extensive executive leadership experience and significant knowledge of the Corporation, having served on the Board for ten years. Mr. Herrick’s experience, as well as his leadership of businesses in the communities in which the Corporation operates, enables him to provide the Board with valuable insight and perspective on organizational management, risk assessment and management, local and regional business conditions and trends relating to consumers and borrowers in the markets in which the Corporation operates.

Benjamin G. Norton, 70, has been a director since 1983. Since 1998, Mr. Norton has served as a human resources consultant to LTI Power Systems, Inc.

The Board concluded that Mr. Norton should serve as a director of the Corporation primarily due to his significant knowledge of the Corporation and its markets, having served as director of the Corporation for 26 years, and his long experience as a human resources consultant. Mr. Norton’s background allows him to provide valuable insight to the Board in managing the Corporation’s business operations, particularly in the structuring of the Corporation’s compensation program and arrangements. Mr. Norton also has significant experience in civic leadership and strong ties to Corporation’s primary market area, which provides the Board with valuable perspective in managing the Corporation in its role as a community bank.

Class II Directors.  The information below is with regard to Class II Directors of LNB, whose terms expire in 2012.

Lee C. Howley, 62, has been a director since 2001. Since 2000, Mr. Howley has been the President of Howley Bread Group Ltd., a company that operates Panera Bread restaurant franchises. From 1996 to May 2007, Mr. Howley served as director of Lesco, Inc. From 1996 to September 2006, Mr. Howley served as director of Boykin Lodging Company.

The Board concluded that Mr. Howley should serve as a director of the Corporation, primarily due to his extensive executive leadership experience and financial and accounting expertise. Mr. Howley has long experience in managing businesses and serving on public company boards, and is a highly successful entrepreneur. Mr. Howley’s background enables him to provide useful insight in evaluating the business conditions in markets in which the Corporation operates, as well as in setting corporate strategy and motivating the Corporation’s management to achieve corporate goals. Mr. Howley’s financial and accounting expertise is of particular value to the Board in evaluating and managing the Corporation’s financial risk and internal controls in his role on the Audit and Finance Committee.

Daniel E. Klimas, 51, has been a director and the President and Chief Executive Officer of the Corporation and The Lorain National Bank since February 2005. Mr. Klimas was the President of the Northern Ohio Region of Huntington Bank from 2001 until February 2005.

The Board concluded that Mr. Klimas should serve as a director of the Corporation largely due to his role as the Corporation’s Chief Executive Officer. The Board believes that having a member of the Corporation’s management team, who is intimately familiar with the Corporation’s day-to-day business operations, serve as director provides the Board with invaluable insight into the Corporation. Mr. Klimas’ role as Chief Executive Officer and long experience in leadership positions within the banking industry allows Mr. Klimas to provide the Board with the management perspective necessary to successfully overseeing the Corporation and its business operations.

Jeffrey F. Riddell, 58, has been a director since 1995. Since 1992, Mr. Riddell has been the President and, since 1996, the Chief Executive Officer of Consumer Builders Supply Company.

The Board concluded that Mr. Riddell should serve as a director of the Corporation primarily due to his significant knowledge of the Corporation, having served as a director for fourteen years, and his long experience in managing businesses in the Corporation’s markets. Mr. Riddell’s background enables him to provide valuable insight in evaluating the business conditions in markets in which the Corporation does business, as well as in setting corporate strategy and managing the Board’s governance structure.

John W. Schaeffer, M.D., 64, has been a director since 1999. Since 1976, Dr. Schaeffer has been the President of the North Ohio Heart Center, Inc.

The Board concluded that Dr. Schaeffer should serve as a director of the Corporation primarily due to his significant knowledge of the Corporation and its markets, and his strong ties to Corporation’s primary market area, which provides the Board with perspective that is helpful to the Corporation in its role as a community bank. Dr. Schaeffer’s experience and background as a physician and leader of a regional medical institution allow him to bring a perspective to the Board that is unique and different than many of the other members of the Board, which the Board finds valuable in its determination and evaluation of corporate goals, strategic direction and corporate governance structures.

PROPOSAL 2 — ADVISORY APPROVAL OF

LNB’S EXECUTIVE COMPENSATION PROGRAM

On February 17, 2009, the American Recovery and Reinvestment Act of 2009 (“ARRA”) was signed into law, which expanded the executive compensation requirements previously imposed on the Corporation by the Emergency Economic Stability Act of 2008 (“EESA”) and the U.S. Treasury’s Troubled Asset Relief Program (“TARP”). On June 10, 2009, the U.S. Treasury issued interim final rules regarding EESA (the “TARP Regulations”). Under the TARP Regulations, any reporting company that has received or will receive financial assistance under TARP must permit a separate shareholder vote to approve the reporting company’s executive compensation, as disclosed in the reporting company’s Compensation Discussion and Analysis, related compensation tables, and other related material under the compensation disclosure rules of the SEC, in any proxy or consent or authorization for an annual or other meeting of its shareholders during the period in which any obligation arising from financial assistance provided under TARP remains outstanding.

The Board of Directors is providing the shareholders with the opportunity to cast an advisory vote on the Corporation’s compensation program at the Annual Meeting. As set forth in the TARP Regulations, this vote will not be binding on or overrule any decisions by the Board of Directors, will not create or imply any additional fiduciary duty on the part of the Board, and will not restrict or limit the ability of the Corporation’s shareholders to make proposals for inclusion in proxy materials related to executive compensation. However, the Compensation Committee of the Board of Directors (the “Compensation Committee”) will take into account the outcome of the vote when considering future executive compensation arrangements. The Board of Directors has determined that a vote on the following resolution is the most appropriate manner in which to allow shareholders to vote on the Corporation’s executive compensation programs and policies:

RESOLVED, that the shareholders approve the Corporation’s executive compensation, as described in the Compensation Discussion and Analysis and the tabular and accompanying narrative disclosure regarding named executive officer compensation in this Proxy Statement.

Approval of this proposal will require the affirmative vote of a majority of the Corporation’s common shares represented in person or by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ADOPTION OF THIS PROPOSAL.

OWNERSHIP OF VOTING SHARES

Security Ownership of Management and Principal Shareholders

The following table sets forth the beneficial ownership of the Corporation’s common shares by each of the Corporation’s directors and the Corporation’s named executive officers, and the directors and executive officers as a group, as of March 9, 2010. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes generally voting power and/or investment power with respect to securities. Common shares that an individual has a right to acquire within 60 days after March 9, 2010, including pursuant to stock options to purchase common shares, are deemed outstanding for purposes of computing the percentage of beneficial ownership owned by the person holding such security, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated by footnote, the Corporation believes that the persons named in this table, based on information provided by these persons, have sole voting and investment power with respect to the securities indicated. The address of each of the Corporation’s directors and executive officers is care of LNB Bancorp, Inc., 457 Broadway, Lorain, Ohio 44052. As of March 9, 2010, a total of 7,363,161 common shares were outstanding.

	Common
	Shares
	Beneficially		Percentage of
Name of Beneficial Owner	Owned(1)		Class

Daniel P. Batista	31,639		*
Robert M. Campana	18,720	(2)	*
Gary J. Elek	12,953	(3)	*
J. Martin Erbaugh	103,049		1.40%
Terry D. Goode	77,000	(4)	*
David S. Harnett	24,241	(5)	*
James R. Herrick	13,427	(6)	*
Lee C. Howley	16,650	(7)	*
James F. Kidd	80,530		1.09%
Daniel E. Klimas	158,246	(8)	2.11%
Daniel G. Merkel	4,310	(9)	*
Kevin W. Nelson	10,598	(10)	*
Benjamin G. Norton	156,801	(11)	2.13%
Thomas P. Perciak	9,166		*
Jeffrey F. Riddell	102,590	(12)	1.39%
John W. Schaeffer, M.D.	16,709	(13)	*
Frank A. Soltis	15,852	(14)	*
Donald F. Zwilling	8,399	(15)	*
All Directors and Executive Officers as a Group (22 in group)	881,034	(16)	11.73%

*	Ownership is less than 1% of the class.

(1)	Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the common shares reported.

(2)	Common shares beneficially owned by Mr. Campana which are subject to shared voting and investment power with his spouse.

(3)	Includes 453 shares beneficially owned by Mr. Elek which are held in the Corporation’s 401(k) subject to shared voting and investment power.

(4)	Includes 23,947 common shares beneficially owned by Mr. Goode which are subject to shared voting and investment power with his spouse.

(5)	Includes 15,000 common shares beneficially owned by Mr. Harnett which are subject to unexercised stock options which are vested and exercisable and 1,741 shares which are held in the Corporation’s 401(k) subject to shared voting and investment power.

(6)	Includes 8,000 common shares beneficially owned by Mr. Herrick which are held in his company’s 401(k) subject to shared voting and investment power.

(7)	Includes 5,530 common shares beneficially owned by Mr. Howley which are held by a partnership of which Mr. Howley is a partner and which are subject to shared voting and investment power.

(8)	Includes 123,332 common shares beneficially owned by Mr. Klimas which are subject to unexercised stock options which are vested and exercisable and 3,172 shares which are held in the Corporation’s 401(k) subject to shared voting and investment power.

(9)	Common shares beneficially owned by Mr. Merkel which are subject to shared voting and investment power with his spouse.

(10)	Includes 1,666 common shares beneficially owned by Mr. Nelson which are subject to unexercised stock options which are vested and exercisable and 1,432 shares which are held in the Corporation’s 401(k) subject to shared voting and investment power.

(11)	Includes 73,809 common shares beneficially owned by Mr. Norton which are held in a trust for the benefit of Mr. Norton’s spouse and subject to shared voting and investment power.

(12)	Includes 31,663 shares beneficially owned by Mr. Riddell which are held in a trust for the benefit of Mr. Riddell.

(13)	Includes 7,091 common shares beneficially owned by Dr. Schaeffer which are held by his spouse and subject to shared voting and investment power.

(14)	Includes 4,166 common shares beneficially owned by Mr. Soltis which are subject to unexercised stock options which are vested and exercisable and 4,086 shares which are held in the Corporation’s 401(k) subject to shared voting and investment power.

(15)	Includes 1,009 common shares beneficially owned by Mr. Zwilling which are held in a trust for the benefit of his spouse and subject to shared voting and investment power.

(16)	Includes 192,053 common shares which are subject to shared voting and investment power and 149,162 common shares which are subject to unexercised stock options which are vested and exercisable.

As of March 9, 2010, no person was known by the Corporation to be the beneficial owner of more than 5% of the outstanding common shares of the Corporation, except as follows:

	Common Shares
Name and Address of	Beneficially	Percent of
Beneficial Owner	Owned	Class

The Lorain National Bank	519,920	7.06%
457 Broadway Lorain, Ohio 44052(1)

(1)	These common shares are held in various fiduciary capacities in the ordinary course of business under numerous trust relationships by The Lorain National Bank. As fiduciary, The Lorain National Bank has sole power to dispose of all of these common shares, sole power to vote 30,159 of these common shares, and shared power to vote 489,761 of these common shares.

CORPORATE GOVERNANCE

The Board of Directors met 14 times in 2009. Each director who served on the Board of Directors during 2009 attended at least 75% of the combined total of meetings of the Board of Directors and meetings of each committee on which such director served. The non-employee directors meet in executive sessions after the end of each regularly scheduled Board meeting.

The Board of Directors has implemented a formal policy that requires each director to attend the Corporation’s annual meetings of shareholders, and which requires the Corporation to identify any director who was unable to attend an annual meeting in the following year’s annual meeting proxy statement and explain the reason for such director’s absence. Typically, the Board holds its annual organizational meeting directly following each annual meeting of shareholders, which results in most directors being able to attend the Corporation’s annual meetings of shareholders. All of the directors attended the 2009 Annual Meeting of Shareholders.

In accordance with Nasdaq Stock Market rules, the Board of Directors determines the independence of each director and director nominee in accordance with the standards set forth in Rule 4200(a)(1)-(15) of the Nasdaq Stock Market listing rules. The Board of Directors has determined that all of the Corporation’s directors and director nominees are independent in accordance with the Nasdaq Stock Market listing standards, except for Mr. Klimas.

The Board of Directors has established a Code of Ethics and Business Conduct that applies to all directors, officers and employees, which may be found on the Corporation’s website at www.4lnb.com. The information on the Corporation’s website is not part of this Proxy Statement. The Corporation intends to post on its website all disclosures that are required by law or Nasdaq Stock Market listing standards concerning any amendments to, or waivers from, the Code of Ethics and Business Conduct. Shareholders may request a copy of the Code of Ethics and Business Conduct by written request directed to LNB Bancorp, Inc., Attention: Corporate Secretary, 457 Broadway, Lorain, OH 44052.

Shareholders may communicate directly to the Board of Directors in writing by sending a letter to the Board at: LNB Bancorp, Inc. Board of Directors, 457 Broadway, Lorain, Ohio 44052. All letters directed to the Board of Directors will be received and processed by the Corporate Secretary and will be forwarded to the Chairman of the Governance Committee without any editing or screening.

Board Leadership

While the Corporation’s Chief Executive Officer is a member of Board of Directors, the Board’s governance structure currently separates the roles of Chief Executive Officer and Chairman of the Board. The Chairman of the Board is “independent” in accordance with the Nasdaq Stock Market listing standards. The Board of Directors believes that it serves a vital role in the oversight of the Corporation’s management team on behalf of shareholders and that the Board is more effective in that role when led by an independent Chairman of the Board. The Board of Directors also believes that separating the roles of Chief Executive Officer and Chairman of the Board permits the Chief Executive Officer to focus more on managing the Corporation’s business operations as the Chairman has responsibility for leading the Board in its oversight function and consideration of corporate strategy. The Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as the Chairman of the Board. Accordingly, the Board believes that the Corporation’s interests are best served by separating the role of Chief Executive Officer and Chairman of the Board.

Committees of the Board

The Board of Directors of LNB Bancorp, Inc., has four standing committees: the Audit and Finance Committee, the Compensation Committee, the Governance Committee and the Executive Committee. Each Committee serves in a dual capacity as a Committee of the Corporation and The Lorain National Bank.

Audit and Finance Committee

Members
Lee C. Howley, Chairman
J. Martin Erbaugh
Daniel G. Merkel
Donald F. Zwilling

The Audit and Finance Committee met seven (7) times during 2009. Kevin C. Martin served as a member of the committee until his death on February 10, 2009. The functions of the Audit and Finance Committee include the engagement of independent auditors, reviewing with those independent auditors the plans for and results of their audit of the Corporation, approving the annual audit plan and reviewing the results of the procedures for internal auditing, reviewing the independence of the external auditors, reviewing the Corporation’s financial results and Securities and Exchange Commission filings, reviewing the effectiveness of the Corporation’s internal controls and similar functions and approving all auditing and non-auditing services performed by the Corporation’s independent auditors. The Board of Directors has adopted a written charter for the Audit and Finance Committee, which may be found on the Corporation’s website at www.4lnb.com. All members of the Audit and Finance Committee meet the independence standards of Rule 4200(a)(15) of the Nasdaq Stock Market listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and the Audit and Finance Committee qualifications of Rule 4350(d)(2) of the Nasdaq Stock Market listing standards. The Board of Directors has determined that Lee C. Howley is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K. The report of the Audit and Finance Committee for 2009 appears under the caption “Report of the Audit and Finance Committee.”

Compensation Committee

Members
Robert M. Campana, Chairman
James F. Kidd
J. Martin Erbaugh
Benjamin G. Norton

The Compensation Committee is comprised entirely of independent directors as prescribed by Nasdaq Stock Market listing standards. Kevin C. Martin served as a member of the Compensation Committee until his death on February 10, 2009. The Board of Directors has adopted a Compensation Committee Charter, which may be found on the Corporation’s website at www.4lnb.com. The Compensation Committee met nine (9) times during 2009. The Compensation Committee is responsible for determining director and executive officer compensation. The committee’s role in establishing compensation for the Corporation’s executive compensation is discussed further under the caption “Compensation Discussion and Analysis” and the committee’s report on executive compensation matters for 2009 appears under the caption “Report of the Compensation Committee on Executive Compensation.”

Governance Committee

Members
Jeffrey F. Riddell, Chairman
Daniel G. Merkel
Benjamin G. Norton
John W. Schaeffer, M.D.

The Governance Committee is comprised entirely of independent directors as prescribed by Nasdaq Stock Market listing standards. The Board of Directors has adopted a Governance Committee Charter which may be found on the Corporation’s website at www.4lnb.com. The Governance Committee met six (6) times during 2009.

The Governance Committee is responsible for developing and recommending to the Board corporate governance policies and guidelines for the Corporation. The committee also develops guidelines for identifying director and committee member candidates and recommends qualified candidates to the Board for nomination for election to the Board and appointment to committee membership in accordance with the Corporation’s Amended Code of Regulations. The committee recommends director candidates to the Board of Directors for nomination, in accordance with the Corporation’s Amended Code of Regulations. The committee evaluates and assesses the background and skills of potential directors and committee members. The Governance Committee may engage a third party search firm to assist in identifying potential directors if necessary, but has not done so and, accordingly, has paid no fees to any such firm.

The Governance Committee and the Board of Directors consider the following criteria in determining whether an individual is qualified to serve as a director of the Corporation: independence (a majority of the directors must be independent); honesty and integrity; willingness to devote sufficient time to fulfilling duties as a director; particular experience, skills or expertise relevant to the Corporation’s business; depth and breadth of business and civic experience in leadership positions; and ties to LNB’s geographic markets. The Governance Committee and the Board of Directors also consider the composition of the Board as a whole in evaluating whether a particular individual should serve on the Board, as the Board seeks to comprise itself of members which, collectively, possess a range of relevant skills, experience and expertise. While the Board of Directors does not maintain a policy regarding diversity, the Board of Directors does consider the diversity of the Board when considering director nominees.

Shareholder Recommendations

Shareholders may propose potential director nominees for the consideration of the Governance Committee by submitting the names and qualifications of such persons to the Chairman of the Governance Committee at the Corporation’s executive offices, which submissions then will be forwarded to the Chairman. The Governance Committee will evaluate the qualifications of any such persons using the criteria outlined above and will consider whether to recommend the nomination of any such person in light of the committee’s evaluation of the person’s qualifications, the qualifications of any other potential director nominees and then current size and composition of the Board of Directors. In order for any such potential director nominees to be evaluated for nomination at an annual meeting of shareholders, submissions of the name and qualifications of such potential nominees should be made no later than the December 31st prior to the annual meeting. The Governance Committee is not obligated to recommend to the Board, nor is the Board obligated to nominate any such individual for election as a director.

Executive Committee

Members
James R. Herrick, Chairman
Robert M. Campana
Terry D. Goode
Lee C. Howley
Daniel E. Klimas
Jeffrey F. Riddell

The Executive Committee is authorized and empowered to exercise, during the intervals between meetings of the Board of Directors, all of the powers of the Board of Directors in the management and control of the Corporation to the extent permitted by law. The Executive Committee met two (2) times during 2009.

Board Role in Risk Oversight

Risk is inherent in any business and the Corporation’s management is responsible for the day-to-day management of risks that the Corporation faces. The Board, on the other hand, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to evaluate the risk management process to ensure its adequacy and that it is implemented properly by management.

The Board believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight. The Chairman of the Board meets regularly with the Chief Executive Officer and other senior officers to discuss strategy and risks facing the Corporation. Senior management attends the Board’s monthly meetings, as well the monthly Board committee meetings, in order to address any questions or concerns raised by the Board on risk management-related and any other matters. Each month, the Board of Directors receives presentations from senior management on business operations, financial results and strategic matters. The Board holds an annual strategic planning retreat, as well as periodic strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for the Corporation.

The Board’s committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit and Finance Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. Risk assessment reports are regularly provided by management and the Corporation’s internal auditors to the Audit and Finance Committee. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from the Corporation’s compensation policies and programs. The Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for directors and executive officers, and corporate governance. The Lorain National Bank’s Loan Review Committee monitors and oversees the bank’s management of credit risk in its primary areas of business. All of these committees report back to the full Board of Directors at each Board meeting as to the committee’s activities and matters discussed and reviewed at the committee’s meetings.

Report of the Audit and Finance Committee

The Audit and Finance Committee of the LNB Bancorp, Inc. Board of Directors is comprised of four (4) directors, each of whom is independent as defined by the Nasdaq Stock Market listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and operates under a written charter adopted by the Board of Directors.

Management is responsible for the Corporation’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Corporation’s consolidated financial statements and effectiveness of internal controls over financial reporting in accordance with the Standards of the Public Company Accounting Oversight Board and issuing a report thereon. The Audit and Finance Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit and Finance Committee has met and held discussions with management and Plante & Moran, PLLC, the Corporation’s independent auditors in 2009. In fulfilling the Committee’s oversight responsibility as to the audit process, the Audit and Finance Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Corporation that might bear on the auditor’s independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditor’s independence. The Audit and Finance Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of LNB’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The committee reviewed with the independent and internal auditors their audit plans, audit scope and identification of audit risks.

The Audit and Finance Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit and Finance Committees,” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit and Finance Committee also discussed the results of the internal audit examinations.

The Audit and Finance Committee reviewed the audited consolidated financial statements of LNB Bancorp, Inc. as of and for the year ended December 31, 2009, with management and the independent auditors.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit and Finance Committee recommended to the Board that the Corporation’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission. During 2009, the Audit and Finance Committee appointed Plante & Moran, PLLC as the Corporation’s independent auditors for 2009.

Audit and Finance Committee

Lee C. Howley, Chairman
J. Martin Erbaugh
Daniel G. Merkel
Donald F. Zwilling

Principal Accounting Firm Fees

The following table sets forth the aggregate fees billed for the fiscal years ended December 31, 2009 and December 31, 2008 by LNB’s principal accounting firm, Plante & Moran, PLLC.

	For the Year Ended
	December 31,
	2009	2008

Audit fees	$275,600	$263,100
Audit-related fees(a)	18,720	19,300
Tax fees(b)	29,600	25,500
All other fees(c)	32,025	52,125
Total fees	355,945	360,025

(a)	Includes fees for consulting services related to other accounting and reporting matters.

(b)	Includes fees for services related to tax compliance.

(c)	The Audit and Finance Committee has considered whether the provision of these services is compatible with maintaining the principal accountant’s independence and has determined that the provision of such services has not affected the principal accountant’s independence. In 2009 and 2008 these fees include fees for services related to benefit plan audits.

The Audit and Finance Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by its independent auditors, except as described below.

The Audit and Finance Committee has established general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and reviewed such guidelines with the Board of Directors. Pre-approval may be granted by action by the full Audit and Finance Committee Chairman, whose action shall be considered to be that of the entire committee. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitutes no more than 5% of the total amount of revenues paid by the Corporation to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Corporation at the time of engagement to be non-audit services are provided, and (3) such services are promptly brought to the attention of the Audit and Finance Committee and approved prior to the completion of the audit. No services were provided by Plante & Moran, PLLC pursuant to these exceptions in 2009 or 2008.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

Introduction

The Compensation Committee operates under a written charter adopted by the Board of Directors. The Compensation Committee is responsible for developing and making recommendations to the Board with respect to the Corporation’s executive compensation policies and for the approval and administration of the Corporation’s existing and proposed executive compensation plans. The Compensation Committee’s responsibility includes determining the contents of the Corporation’s executive compensation plans, authorizing the awards to be made pursuant to such plans and annually reviewing and approving all compensation decisions relating to the Corporation’s officers, including the President and Chief Executive Officer and the other executive officers named in the Summary Compensation Table (the “Named Executives”).

The members of the Compensation Committee are Robert M. Campana, Chairman, J. Martin Erbaugh, James F. Kidd and Benjamin G. Norton. Each of the current members of the Compensation Committee meets the definitions of (i) “independent” within the meaning of the listing standards of The Nasdaq Stock Market and (ii) a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

Charter

The Board of Directors of the Corporation has adopted a charter which describes the responsibilities, functions and authority of the Compensation Committee. The full text of the charter is available on the Corporation’s website at www.4lnb.com by clicking on the link for “Investor Relations.” There were nine (9) meetings of the Compensation Committee in 2009.

Role of Executives in Establishing Compensation

The Corporation’s Human Resources Department and other members of management assist the Compensation Committee in its administration of the Corporation’s executive compensation program and the Corporation’s overall benefits program. The Corporation’s Chief Executive Officer assesses the performance of each of the Corporation’s other executive officers and provides recommendations to the Compensation Committee as to the structure and amounts of salary, cash bonus awards and equity incentive awards to be paid to such executive officers. The CEO formulates his recommendations with the assistance of the Corporation’s Senior Vice President of Human Resources and by using external industry data surveys developed by America’s Community Bankers, The Ohio Bankers League, Salary.com, and Robert Half. The Corporation did not engage an independent compensation consultant during 2009.

The CEO and/or the Senior Vice President of Human Resources both attend each meeting of the Compensation Committee for the purpose of providing insight into the Corporation’s performance, the performance of individual executives and their contribution to the Corporation’s performance and to make recommendations as to the structure and implementation of elements of executive compensation. The CEO and the Senior Vice President of Human Resources are each excused from any discussions of their individual compensation by the Compensation Committee. The Compensation Committee believes that the input of these executives provides the Compensation Committee with information necessary to make informed decisions on executive compensation that are consistent with the Compensation Committee’s overall philosophy.

Limitations on Executive Compensation in Connection with the Corporation’s Participation in the TARP Program

On December 12, 2008, the Corporation issued preferred stock and common stock purchase warrants to the U.S. Department of Treasury under the TARP Capital Purchase Program (“CPP”) created under EESA. As a result of this transaction, the Corporation entered into certain required amendments to incentive compensation plans and compensation agreements with the Named Executives and became subject to certain additional executive compensation and governance requirements under TARP, CPP, EESA, and Treasury Department regulations. Those requirements apply to certain employees of the Corporation, including “senior executive officers” of the Corporation (“SEOs”), which includes the Named Executives. These requirements:

•	prohibit incentive compensation arrangements that encourage SEOs to take unnecessary and excessive risks;

•	obligate the Compensation Committee to review SEO incentive compensation arrangements with senior risk officers to ensure that executives are not encouraged to take unnecessary and excessive risks and to meet annually with senior risk officers to discuss and review the relationship between risk management policies and practices and SEO incentive compensation arrangements;

•	provide for the recovery of any bonus or incentive compensation paid to a SEO where the payment was later found to have been based on statements of earnings, gains, or other criteria which prove to be materially inaccurate;

•	limit the amounts that can be paid under change in control and similar agreements which provide payments upon separation of service; and

•	limit the Corporation’s tax deduction for compensation paid to any SEO to $500,000 annually.

On February 17, 2009, ARRA was signed into law. On June 10, 2009, the U.S. Treasury issued the TARP Regulations implementing the compensation and governance requirements under ARRA. The TARP Regulations amend the executive compensation and corporate governance provisions of EESA to,among other things:

•	prohibit the Corporation from making golden parachute payments to any SEO or any of the next five most highly compensated employees of the Corporation;

•	require the Corporation to ensure that any bonus payment made to a SEO or the next twenty most highly compensated employees is subject to recovery or “clawback” by the Corporation if the bonus payment was paid based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

•	prohibit tax gross-ups or other reimbursements for the payment of taxes to any of the SEOs or the next twenty most highly compensated employees;

•	prohibit paying or accruing any bonus, retention award, or incentive compensation to the five most highly compensated employees of the Corporation that fully vests during the period in which any obligation under CPP remains outstanding or that has a value greater than one-third of the total amount of the annual compensation of the employee receiving the award; and

•	require an annual, non-binding shareholder vote on the Corporation’s executive compensation program.

In accordance with the TARP Regulations, the Board of Directors authorized a non-binding advisory shareholder vote on the Corporation’s executive compensation plans, programs and arrangements. See “Proposal 2 — Advisory Approval of LNB’s Executive Compensation Program.”

Other provisions of ARRA require the participating companies to establish a board compensation committee that must meet at least semi-annually to discuss and evaluate employee compensation plans in light of an assessment of any risk posed to the Corporation from the plans; to adopt a company-wide policy regarding “excessive” or “luxury” expenditures; and to annually file a written certification of the company’s CEO and CFO as to the company’s compliance with the requirements.

As described below, the Corporation’s executive compensation program has historically included significant performance-based elements, including annual and long-term incentive compensation. The Compensation Committee recognizes that its ability to use these performance-based elements has been severely limited under the TARP Regulations. The Compensation Committee has taken action, and continues to assess what further actions may be necessary or appropriate, to respond to these limitations and ensure that the executive compensation program will continue to fulfill its philosophy and objective.

General Compensation Philosophy

The Compensation Committee has determined that the Corporation, as a performance-driven business, should reward outstanding financial results with appropriate compensation. The Compensation Committee’s strategy for carrying out this philosophy is to seek to link executive compensation with the Corporation’s financial performance and, at the same time, to be sensitive to external market factors which might affect such performance but be outside the control of the Corporation’s executives. The Compensation Committee recognizes the importance of maintaining compensation and benefits at competitive levels in order to attract and retain talented executives. In addition, the Compensation Committee considers how compensation arrangements may affect risk-taking by executives.

The Corporation’s executive compensation program has historically consisted of three primary components: base salary, an annual cash bonus and equity incentive awards. In general, base salaries are established at or near market median levels for comparable positions in Northeast Ohio banks and banks of similar size in other regions. Additionally, an opportunity for higher compensation has been provided through annual cash bonuses. These opportunities have been dependent upon the achievement of financial objectives established in advance and reflective of the opportunities and challenges present in the Corporation’s industry. In addition, in prior years, long-term compensation has been awarded in the form of a combination of a cash bonus and equity awards to the CEO and in the form of equity awards to the other Named Executives. Equity awards, in particular stock options and stock appreciation rights that were granted to the Named Executives in the past, are intended to provide key executives with competitive financial benefits, to the extent shareholder value is enhanced.

The Compensation Committee believes that equity-based compensation aligns the long-term interests of employees with those of shareholders, and has periodically included equity award grants as an element of executive compensation for the Corporation’s key executives, including the Named Executives. In determining whether to make equity award grants, the Compensation Committee generally considers the recommendations of the Chief Executive Officer regarding the granting of equity awards for the Corporation’s key executives, including the Named Executives other than the CEO. In determining appropriate equity-based compensation awards for the Corporation’s executives, the Compensation Committee focuses on the current performance and achievements of the executive, the competitive market survey information, and the executive’s present and potential future contribution to the Corporation’s success.

The Corporation also provides its executives with certain other benefits. These benefits include the opportunity to participate in a 401(k) retirement savings plan, as well as certain compensatory insurance benefits and other perquisites which are described below and in the Summary Compensation Table included in this proxy statement. Two of the Named Executives previously entered into an agreement with the Corporation that provides for specified benefits based upon certain events following a change of control of the Corporation. The Compensation Committee believes that agreements such as these better align the interests of the executives and the Corporation’s shareholders should such a change arise, and help ensure that the Named Executives remain in their positions during periods of ownership transition and make operational decisions which are in the best interests of the Corporation and its shareholders.

The Compensation Committee believes these various elements of the executive compensation and benefits program further the Corporation’s business objectives and the interests of its shareholders by attracting and retaining the talented executive leadership necessary for the growth and success of the Corporation’s business and motivating its executives to exert the maximum possible effort to further the interests of shareholders. However, as a result of the TARP Regulations, the Corporation is subject to limitations that have required the Compensation Committee to alter, modify or eliminate elements that have historically been a part of the Corporation’s executive compensation program.

Elements of Compensation

A primary role of the Compensation Committee is to analyze the competitiveness and structure of the overall compensation program of the corporate executives. This includes analyzing the salary, annual cash bonus awards and long-term equity incentive awards, where applicable, to be paid to the Corporation’s executives. The Compensation Committee also structures and monitors the Corporation’s equity-based compensation plans with executive officers and its employment and change in control contract with its Chief Executive Officer. The

Compensation Committee does not “benchmark” executive compensation against its competitors, but the committee does gauge the competitiveness of the Corporation’s executive compensation level by analyzing market data regarding annual base salary, annual cash bonus awards and long-term equity incentive awards paid by companies in what the Compensation Committee considers the Corporation’s “primary competitor group.” The primary competitor group includes financial institutions within a Tri-State area with $1 billion in assets and a “secondary competitor group,” which includes financial institutions from across various states having annual revenue similar to that of the Corporation. The Compensation Committee relies on management and external research to identify the individual companies which make up these competitor groups. The Compensation Committee and the Human Resources department believe that the most direct competitors for executive talent are not necessarily the companies that would be included in the peer group established to compare shareholder returns. Accordingly, in identifying the group of surveyed employers, the Human Resources department assembles market data on companies having projected revenues similar to that of the Corporation, with particular emphasis on larger employers which may be significant competitors for executive talent. The assembled data is then reviewed by the Chief Executive Officer, the Senior Vice President of Human Resources and with respect to each of the top executive officer positions, adjusted for the scope of responsibilities of the position within the Corporation as compared to the equivalent responsibilities of positions within the companies included in the survey data. The Compensation Committee then compares the Corporation’s compensation and benefits practices with those of the other companies included in the survey data and takes the results into account when establishing compensation guidelines and recommendations for executives.

In determining the total cash compensation for each Named Executive other than the CEO, the Compensation Committee generally seeks to give each Named Executive other than the CEO the opportunity to earn an annual cash bonus or commission that, if earned, and when combined with the executive’s base salary, would result in total annual cash compensation to the executive that is competitive with the market data provided by the surveys. The Compensation Committee did not increase any of the Named Executives base salaries nor did it award any cash or equity based bonuses to the Named Executives for 2009.

Chief Executive Officer

In determining the compensation of the CEO for 2009, the Compensation Committee surveyed the total compensation provided to the Chief Executive Officers of the financial institutions in the Corporation’s primary competitor group and secondary competitor group with assets and operations most closely aligned with those of the Corporation. The Compensation Committee reviewed the total compensation, including annual base salary, annual cash bonus, equity incentive awards and pension and retirement benefits, provided by these other financial institutions.

Annual Base Salary

Generally, the Compensation Committee seeks to establish an annual base salary level for each executive that falls at or near the competitive market levels established for the surveyed positions of executives having similar responsibilities. The Compensation Committee believes that establishing base salaries at this level helps the Corporation attract and retain talented executives and, when paired with the opportunity to earn annual cash bonuses, appropriately rewards executives based on performance.

In establishing salary levels for each executive other than the CEO, the Compensation Committee, at its regular meeting early in the fiscal year, considers annual survey information from the Human Resources Department and also reviews annual recommendations from the CEO. The Compensation Committee also takes into account whether each executive met key objectives, and considers each executive’s potential future contributions to the Corporation. In addition, the Compensation Committee determines whether each executive’s base salary provides an appropriate reward for the executive’s role in the Corporation’s performance and incentive for the executive to contribute to sustaining and enhancing the Corporation’s long-term performance. Important components that are considered by the Compensation Committee in establishing base salary levels are: knowledge and problem solving abilities required to meet the position requirements, span of control, accountability, educational requirements, years of experience, division sales and profit objectives, key departmental objectives, and market salary surveys. Operating objectives vary for each executive and typically change from year-to-year. Financial and operating objectives are considered in the aggregate by the Compensation Committee and are not specifically weighted in establishing base salaries. The base salary levels established for 2009 were based on the judgment of the Compensation Committee, taking into account the CEO’s input regarding each executive’s achievement of applicable 2008 operating and financial objectives and the targeted salary ranges based on market salary information. Where necessary, the Compensation Committee may recognize the particular talents, unique skills, experience, length of service to the Corporation and depth of banking or functional knowledge of certain key executives and determine that their base salary levels must be established above the market range to retain these executives. After reviewing the overall compensation programs of the Named Executives, and considering the economic conditions of the banking industry and the Corporation’s 2008 financial results, the CEO and the Committee decided that the base salaries for the Named Executives would remain the same for 2009.

Chief Executive Officer

The CEO’s base salary for 2009 remained the same as a result of the economic conditions of the banking industry, the constantly changing regulatory environment and a review of compensation arrangements provided by other financial institutions in the Corporation’s competitor groups discussed above. The Compensation Committee believes that the CEO’s base salary is appropriate based upon the CEO’s experience, accountability, know-how and problem solving abilities, as well as the competitor group survey data reviewed by the Compensation Committee.

Annual Cash Bonus

The Compensation Committee has historically sought to give each executive an opportunity to earn an annual cash bonus when the Corporation meets established financial goals that would result in total annual cash compensation (salary plus bonus) that is within the competitive range of surveyed employers. The Compensation Committee has annually determined the appropriate target bonuses for each executive officer (as a percentage of the executive’s salary) so that total annual cash compensation for such executive officer will be competitive within the market, and the executive will have the potential to receive additional bonus amounts if such objectives are exceeded. In determining the target amounts, the Compensation Committee takes into account the cash bonus opportunities established by the surveyed competitor groups identified.

The Compensation Committee has historically structured annual cash bonuses for executive officers other than the CEO to be paid based on the attainment of a specified profitability goal. The CEO’s annual bonus opportunity has historically been structured to take into account both short- and long-term objectives. In 2009, however, in accordance with TARP Regulations, none of the Named Executives were awarded an annual cash bonus for 2009.

Indirect Loan Production Commission

While cash bonuses and incentives may not be paid to the Corporation’s five most highly compensated employees pursuant to the TARP Regulations, the TARP Regulations do permit payment of commission compensation under certain circumstances. Accordingly, the Compensation Committee continued in 2009 the Corporation’s use of a commission compensation program as part of its compensation of Kevin W. Nelson, the Corporation’s Senior Vice President of Indirect Lending. Under the program, Mr. Nelson has the opportunity to earn a commission based on the total amount of indirect automobile loans made by the Corporation during 2009 for which Mr. Nelson is responsible. The program provided Mr. Nelson with the opportunity to earn a commission equal to up to 20% of his base salary, based on a graduated scale of 5 to 20% of his base salary paid based on achievement from 80% to 110% of the goal of $127,048,000 in indirect loans for 2009. Mr. Nelson achieved loan production equal to 93% of the goal and, accordingly, was paid a commission of $13,000 for 2009.

Exemplary Service Cash Bonus

Recognizing and rewarding the exceptional contributions of employees is a key component to retaining talented individuals. The Corporation has, from time to time, rewarded certain employees for exemplary service in one or more of their responsibilities. The criteria considered in awarding these bonuses fall into the following categories:

•	Service excellence — Provides superior service to internal and external customers, ensures customer satisfaction, acts a company team player. Working above and beyond normal expectations to reduce backlog or support conversion. Improving timeliness and/or quality of service.

•	Operational/Efficiency Improvement — Understands how the bank operates and realizes profits, prioritizes time and investments in appropriate manner, operates efficiently and cost effectively. Significant contributions that reduce expenses, lower costs or improve profitability. Developing and/or implementing ideas that improve internal work processes.

•	Productivity — Ensures the highest degree of quality, responsiveness and accuracy.

•	Strategic and Organizational Development — Making substantial strides to obtain needed skills/competencies with the associates of the Corporation.

A cash bonus award may range from $25 to 20% of the employee’s base salary. Mr. Nelson received an exemplary service cash bonus for 2009 in recognition of his outstanding productivity.

Long-Term Compensation Awards

The Compensation Committee, from time to time, includes grants of long-term compensation awards as part of the annual compensation provided to the Named Executives. The Compensation Committee believes that the primary benefit to the Corporation of long-term compensation awards is to motivate the Named Executives to increase shareholder value, and to ensure adequate executive retention. The Compensation Committee, in prior years, has granted long-term compensation awards to the Named Executives in the form of stock options.

Pursuant to the TARP Regulations, the Compensation Committee is not permitted to make equity compensation awards to the Named Executives unless such awards are made in the form of long term restricted stock that complies with requirements provided in the TARP Regulations. The Compensation Committee, after considering the Corporation’s operating performance, the continued economic challenges of the banking industry and the overall economy, and the level of equity incentive awards previously granted to the Named Executives, determined not to award equity compensation awards to the Named Executives for 2009. In February 2010, in light of the strong performance of the Corporation’s core business during 2009 and for the purpose of further aligning the Named Executives’ interests with the Corporation’s shareholders and helping to ensure executive retention, the Compensation Committee determined to grant shares of long-term restricted stock to each of the Named Executives in accordance with the TARP Regulations.

Chief Executive Officer

In prior years, the Compensation Committee established a long-term incentive plan for the CEO that provided for an incentive payment in cash, equity awards, or a combination of both, to the CEO based on achievement of long-term strategic goals.

Primarily due to the uncertain and volatile economic and market conditions faced by the financial industry during 2009 and the restrictions under the TARP Regulations, the Compensation Committee determined not to establish a long-term incentive program for the CEO during 2009 or provide any form of long-term incentive award to the CEO for 2009. The Compensation Committee believes that the CEO is the primary force for the long term strategic vision of the Corporation. Accordingly, in February 2010, in light of the strong performance of the Corporation’s core business during 2009 and for the purpose of further aligning the CEO’s interests with the Corporation’s shareholders and helping to ensure his retention, the Compensation Committee determined to grant shares of long-term restricted stock to the CEO in accordance with the TARP Regulations.

Personal Benefits and Perquisites

The Corporation has established the Lorain National Bank Retirement Savings Plan, a qualified 401(k) defined contribution plan, to which the Corporation makes contributions on behalf of each of the Named Executives. The

Corporation also maintains and pays premiums on behalf of each Named Executive under the Life Insurance, Long-term Disability, and Accidental Death and Dismemberment Plans, and provides partial payment of elected medical benefit premiums for the Named Executive.

The Corporation provided certain Named Executives certain perquisites in 2009, which the Compensation Committee believes are commensurate with the types of benefits and perquisites provided to similarly situated executives within the competitor peer groups, and are thus useful to the Corporation in attracting and retaining qualified executives. These perquisites include the payment of automobile expenses and club dues as described below under the Summary Compensation Table.

Elements of Post-Termination Compensation

The Corporation previously entered into employment agreements with Mr. Klimas and Mr. Harnett which provide for the payment of certain severance benefits upon termination of employment in certain circumstances, including following a change of control of the Corporation, which arrangements are summarized below under Other Potential Post-Employment Compensation. Mr. Harnett’s agreement expired on August 7, 2009. The Compensation Committee believes that the severance arrangements provided for in agreements such as these are vital to the attraction and retention of talented executives and, thus, to the long term success of the Corporation. These agreements also address the Corporation’s interest in ensuring the continuity of corporate management and the continued dedication of key executives during any period of uncertainty caused by the possible threat of a takeover. However, the TARP Regulations restrict the Corporation’s ability to provide the severance arrangements established under these agreements while the Corporation’s TARP obligations remain outstanding, so Mr. Klimas’ agreement was amended in 2009 to comply with the TARP Regulations.

Compensation Policies

Section 162(m) of the Internal Revenue Code

The Compensation Committee believes it is in the shareholders’ best interest to retain as much flexibility as possible in the design and administration of executive compensation plans. The Corporation recognizes, however, that Section 162(m) of the Internal Revenue Code disallows a tax deduction for non-exempted compensation in excess of $1,000,000 paid for any fiscal year to a corporation’s chief executive officer and four other most highly compensated executive officers. Because the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met, the Compensation Committee intends generally to structure performance-based compensation to executive officers who may be subject to Section 162(m) in a manner that satisfies the requirements for this exemption whenever administratively and practically feasible. The Board and the Compensation Committee, however, could award non-deductible compensation in other circumstances, as they deem appropriate. Moreover, because of ambiguities in the application and interpretation of Section 162(m) and the regulations issued, there is no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m) actually will be deductible.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Corporation’s management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Corporation’s Annual Report on Form 10-K and in the Corporation’s definitive proxy statement prepared in connection with its 2010 Annual Meeting of Shareholders.

Risk Review

Pursuant to the TARP Regulations, the Compensation Committee, at least once every six months, discusses, evaluates and reviews with the Corporation’s senior risk officers any risks (including long-term and short-term risks) that the Corporation faces that could threaten the value of the Corporation. In connection with this review, the Compensation Committee discusses, evaluates and reviews with the Corporation’s senior risk officers:

•	the Corporation’s SEO compensation plans to ensure that those plans do not encourage SEO’s to take “unnecessary and excessive risks” that threaten the value of the Corporation;

•	all employee compensation plans in light of the risks posed to the Corporation by those plans and how to limit such risks; and

•	all employee compensation plans of the Corporation to ensure that those plans do not encourage the manipulation of reported earnings of the Corporation to enhance the compensation of any of the Corporation’s employees.

SEO Compensation Plans

The Corporation offers the following plans in which the SEO’s participate:

•	An employment agreement for the Chief Executive Officer;

•	The 2006 Stock Incentive Plan and the Stock Appreciation Rights Plan;

•	An indirect loan production commission arrangement for the Senior Vice President of Indirect Lending; and

•	The Corporation’s 401(k) Plan.

The Compensation Committee reviewed each of the above plans and arrangements and determined that none of them encourage the SEOs to take unnecessary and excessive risks that threaten the value of the Corporation. In this regard, the employment agreement with the Chief Executive Officer provides for severance payments if a termination of employment occurs under certain circumstances. As discussed under “Compensation Discussion and Analysis” and “Other Potential Post-Employment Compensation,” due to the Corporation’s participation in the TARP Capital Purchase Program, the Corporation is restricted from providing the Chief Executive Officer with any severance payments in connection with the termination of his employment before the preferred stock issued to the U.S. Department of the Treasury pursuant to the TARP Capital Purchase Program is redeemed.

The 2006 Stock Incentive Plan and the Stock Appreciation Rights Plan were each approved by the shareholders of the Corporation and provide for the granting of equity awards, including stock options, stock appreciation rights and restricted stock awards. The Compensation Committee believes that long-term equity incentives help to align the interests of management with shareholders. Awards granted under these plans include a long-term vesting schedule to further encourage positive long-range performance and to assist in the retention of management and are subject to a recovery or “clawback” provision if any applicable award or payment under the plan is based on financial statements or other performance metrics that are later determined to be materially inaccurate. In light of the long-term nature of these equity awards and the recovery provisions established under the plans, the Compensation Committee believes that these equity awards do not encourage the named executive officers to take unnecessary and excessive risks that threaten the value of the Corporation.

The Corporation maintains an indirect loan production commission arrangement for its Senior Vice President of Indirect Lending. The arrangement provides for a commission to be paid based on the total amount of indirect automobile loans made by the Corporation during 2009 for which the executive is responsible. The Compensation Committee believes that the commission, which may constitute any amount equal to up to 20% of the executive’s salary, acts as an appropriate incentive and motivation to the executive without encouraging him to take unnecessary and excessive risks that threaten the value of the Corporation.

The 401(k) Plan is a tax-qualified plan that provides benefits to all employees who meet certain service requirements. Because participation and allocations in the plan are not based on Corporation or individual performance, the Compensation Committee believes that this plan does not encourage the SEOs to take unnecessary and excessive risks that threaten the value of the Corporation.

The Compensation Committee believes that the above plans and arrangements encourage the creation of long-term value instead of behavior focused on achieving short-term results. In addition, as discussed under

“Compensation Discussion and Analysis,” the Corporation is restricted from paying any cash bonuses or granting any new stock options to its five most highly compensated employees due to restrictions imposed on TARP Capital Purchase Program participants. Further, the SEOs and the next five most highly compensated employees are restricted from receiving any severance payments if their employment is terminated before the preferred stock is redeemed. These restrictions further limit the “unnecessary and excessive risks” that could arise from the Corporation’s executive compensation arrangements.

Other Employee Compensation Plans

In addition to the plans and arrangements identified above, the Compensation Committee has identified eight different employee compensation arrangements that provide for variable cash compensation bonus, commission or incentive payments. Each arrangement is available to a different set of employees and the amount received differs depending on level of job responsibility and plan objectives. Incentive compensation to management employees who are not one of the five most highly compensated employees is based on the Corporation’s profitability and the achievement of subjective goals. Incentive compensation to lending employees is based on volume, adjusted for nonperforming loans and credit costs, and subject to approval by a separate credit underwriting approval process. Incentive compensation to trust and brokerage employees is based on volume of asset management, brokerage and referral fees and commissions, and is subject to an independent review and approval process. Awards under these plans are subject to a recovery or “clawback” provision if any applicable award or payment under the plan is based on financial statements or other performance metrics that are later determined to be materially inaccurate.

The Compensation Committee reviewed the structure and implementation of these arrangements and discussed the risks faced by the Corporation and the policies and processes in place at the Corporation that mitigate these risks, as well as the allocation of incentive compensation compared to other compensation provided to the various employees and the recovery provisions established under the arrangements, and determined that the arrangements act an as appropriate incentive and motivation to the employees and do not encourage unnecessary and excessive risks that threaten the value of the Corporation or the manipulation of reported earnings to enhance the compensation of any employee.

TARP Certification

The Compensation Committee certifies that, during the period beginning on the later of September 14, 2009 or ninety days after the closing date of the agreement between the Corporation and the U.S. Treasury and ending with the last day of the Corporation’s fiscal year containing that date:

(1)	It has reviewed, at least every six months, with senior risk officers the SEO compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Corporation;

(2)	It has reviewed, at least every six months, with senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Corporation; and

(3)	It has reviewed, at least every six months, the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Corporation to enhance the compensation of any employee.

Compensation Committee

Robert M. Campana, Chairman
J. Martin Erbaugh
James F. Kidd
Benjamin G. Norton

The above Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed with the Commission or subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Corporation specifically requests that the information in this Report be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act. If this Report is incorporated by reference into the Corporation’s Annual Report on Form 10-K, such disclosure will be furnished in such Annual Report on Form 10-K and will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act as a result of furnishing the disclosure in this manner.

Compensation Committee Interlocks and Insider Participation

During 2009, the Compensation Committee was comprised of Messrs. Campana, Kidd, Erbaugh, and Norton, each of whom was an independent director.

Summary Compensation Table

The following table presents the total compensation to the Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers of the Corporation in 2009.

									Change in
									Pension Value
									and
									Nonqualified
							Non-Equity		Deferred
					Stock	Option	Incentive Plan		Compensation	All Other
Name and Principal Position	Year	Salary	Bonus		Awards	Awards(1)	Compensation(2)		Earnings	Compensation(3)		Total

Daniel E. Klimas	2009	$400,000	—		—	$—	—		—	$21,549	(5)	$421,549
President and Chief	2008	$390,769	—		—	$56,500	—		—	$19,497	(5)	$466,766
Executive Officer	2007	$300,000	$100,000	(4)	—	$63,000	—		—	$11,938	(5)	$474,938
Gary J. Elek	2009	$151,442	—		—	$1,150	—		—	$3,948	(7)	$156,540
Chief Financial Officer(6)
David S. Harnett	2009	$200,000	—		—	$—	—		—	$19,194	(8)	$219,194
Chief Credit Officer	2008	$200,192	—		—	$2,825	—		—	$19,613	(8)	$222,630
Frank A. Soltis	2009	$173,000	—		—	$—	—		—	$13,309	(10)	$186,309
Senior Vice President -	2008	$171,846	—		—	$2,825	—		—	$21,060	(10)	$195,731
Information Technology & Operations	2007	$168,000	$12,500	(9)	—	$—	—		—	$14,942	(10)	$195,442
Kevin Nelson	2009	$128,311	$24,000	(11)	—	$—	$13,000	(12)	—	$12,425	(13)	$177,736
Senior Vice President - Indirect Lending
Sharon L. Churchill	2009	$75,600	—		—	—	—		—	$6,931	(15)	$82,531
Former Chief Financial	2008	$135,173	—		—	$2,825	—		—	$17,897	(15)	$155,895
Officer(14)	2007	$93,844	—		—	—	—		—	$10,126	(15)	$103,970

(1)	The values reported in this column represent the grant date fair value of stock options granted to the Named Executive during the applicable fiscal year. For a summary of the terms of these awards, see the Grants of Plan-Based Awards Table that follows. For a description of the assumptions made in computing the amounts reported in this table, see the discussion of “Stock Options and Stock Appreciation Rights” in the Notes to Consolidated Financial Statements contained in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(2)	The targeted levels established by the Compensation Committee pursuant to the Corporation’s 2008 and 2007 Management Incentive Plan for Key Employees were not achieved. Accordingly, no compensation was paid to the officers under non-equity incentive plans in 2008 and 2007. Due to executive compensation restrictions that became applicable to the Corporation during 2009 as a CPP participant, the Compensation Committee did not establish targeted award levels under the Corporation’s 2009 Management Incentive Plan for Key Employees for the Named Executives and no incentive awards were paid to the Named Executives with respect to 2009.

(3)	For purposes of the disclosure in the Summary Compensation Table, perquisites are valued on the basis of the aggregate incremental cost to the Corporation of providing the perquisite to the applicable officer.

(4)	Represents amounts earned by Mr. Klimas in 2007 as a long-term incentive award at the discretion of the Compensation Committee in accordance with the terms of his employment agreement with the Corporation. Mr. Klimas did not receive a long term incentive award for 2008 and 2009.

(5)	Compensation reported in this column includes (i) contributions made by the Corporation in 2009, 2008 and 2007 on behalf of Mr. Klimas to the Corporation’s 401(k) Plan; (ii) premiums paid by the Corporation in 2009, 2008 and 2007 under the Corporation’s life, long-term disability and accidental death and dismemberment plans on behalf of Mr. Klimas; (iii) payments made in 2009, 2008 and 2007 for a vehicle leased by the Corporation for use by Mr. Klimas; and (iv) club dues paid in 2009, 2008 and 2007.

(6)	Gary J. Elek became Chief Financial Officer of the Corporation effective April 27, 2009.

(7)	Compensation reported in this column includes (i) contributions made by the Corporation in 2009 on behalf of Mr. Elek to the Corporation’s 401(k) Plan; (ii) premiums paid by the Corporation in 2009 under the Corporation’s life, long-term disability and accidental death and dismemberment insurance plans on behalf of Mr. Elek; and (iii) premiums paid by the Corporation in 2009 under the Corporation’s health insurance plans on behalf of Mr. Elek.

(8)	Compensation reported in this column includes (i) contributions made by the Corporation in 2009 and 2008 on behalf of Mr. Harnett to the Corporation’s 401(k) Plan; (ii) premiums paid by the Corporation in 2009 and 2008 under the Corporation’s life, long-term disability and accidental death and dismemberment insurance plans on behalf of Mr. Harnett; (iii) premiums paid by the Corporation in 2009 and 2008 under the Corporation’s health insurance plans on behalf of Mr. Harnett; and (iv) club dues paid in 2009 and 2008.

(9)	Represents amount paid to Mr. Soltis as an Exemplary Service Cash Bonus for 2007.

(10)	Compensation reported in this column includes (i) contributions made by the Corporation in 2009, 2008, and 2007 on behalf of Mr. Soltis to the Corporation’s 401(k) Plan; (ii) premiums paid by the Corporation in 2009, 2008 and 2007 under the Corporation’s life, long-term disability and accidental death and dismemberment insurance plans on behalf of Mr. Soltis; and (iii) premiums paid by the Corporation in 2009, 2008, and 2007 under the Corporation’s health insurance plans on behalf of Mr. Soltis.

(11)	Represents amount paid to Mr. Nelson as an Exemplary Service Cash Bonus for 2009.

(12)	Represents the amount of cash commission paid to Mr. Nelson for 2009 under the Corporation’s commission compensation program. See “Compensation Discussion and Analysis — Indirect Loan Production Commission.”

(13)	Compensation reported in this column includes (i) contributions made by the Corporation in 2009 on behalf of Mr. Nelson to the Corporation’s 401(k) Plan; (ii) premiums paid by the Corporation in 2009 under the Corporation’s life, long-term disability and accidental death and dismemberment insurance plans on behalf of Mr. Nelson; and (iii) premiums paid by the Corporation in 2009 under the Corporation’s health insurance plans on behalf of Mr. Nelson.

(14)	Ms. Churchill was appointed Chief Financial Officer of the Corporation on March 5, 2007 and served in this capacity until April 27, 2009. Of the amount disclosed in this column for 2009, $59,605 was paid with respect to Ms. Churchill’s service as Chief Financial Officer from January 1, 2009 through April 26, 2009 and $15,995 was paid with respect Ms. Churchill’s service as Director of Financial Services from April 27, 2009 to her departure on July 15, 2009.

(15)	Compensation reported in this column includes (i) contributions made by the Corporation in 2009, 2008 and 2007 on behalf of Ms. Churchill to the Corporation’s 401(k) Plan; (ii) premiums paid by the Corporation in 2009, 2008 and 2007 under the Corporation’s life, long-term disability and accidental death and dismemberment insurance plans on behalf of Ms. Churchill; and (iii) premiums paid by the Corporation in 2009, 2008 and 2007 under the Corporation’s health insurance plans on behalf of Ms. Churchill.

Employment Agreement

Mr. Klimas

The Corporation has entered into an employment agreement with Mr. Klimas which had an initial term of three years commencing February 1, 2005, and which provides that, unless the agreement is terminated by either party on or before November 1, 2006 and on or before each November 1 thereafter, the agreement term will automatically renew for one additional year, such that the agreement term (unless terminated prior to such automatic extension) shall not be less than fifteen (15) months, and after November 1, 2006 shall not be greater than twenty seven (27) months. The employment agreement was amended in 2008 to provide for an annual base salary of $400,000, and an annual bonus opportunity of up to 50% of base salary based on the attainment by Mr. Klimas of performance levels determined by the Compensation Committee. The employment agreement also provides for perquisites consistent with those available to the Corporation’s other executives. On February 1, 2005, Mr. Klimas also received a signing bonus of $115,000 and an award of 5,000 unrestricted shares of the registrant’s common stock. The employment agreement also provides for the grant of stock options to purchase 30,000 shares of the registrant’s common stock on February 1, 2005 and each of the first two anniversaries thereof, which options vest over periods ending in 2010. The agreement also contains non-disclosure and non-solicitation provisions that, among other things, prohibit Mr. Klimas from soliciting employees, customers or clients of the Corporation for a period of one year following the termination of his employment. The employment agreement also provides for certain severance and change of control benefits under certain circumstances that are further described below under “Other Potential Post- Employment Compensation.” The Employment Agreement was amended during 2009 in order to comply with the terms of EESA, as amended by ARRA, with respect to CPP participants, and provides that the agreement will be further interpreted or reformed to so comply. The amendment to the agreement also provides for the recovery by the Corporation of any applicable payment under the agreement if it is later determined that the payment is based on financial statements or other performance metrics that are later determined to be materially inaccurate.

Grants of Plan-Based Awards For Fiscal Year 2009

The following table shows, for the Named Executives, plan-based awards to those officers during 2009, including restricted stock awards and stock option grants, as well as other incentive plan awards.

					All Other	All Other		Grant
					Stock	Option	Exercise	Date Fair
		Estimated Future Payouts			Awards:	Awards:	or Base	Value
		Under Non-Equity			Number of	Number of	Price of	of Stock
		Incentive Plan Awards			Shares of	Securities	Option	Option
	Grant	Threshold	Target	Maximum	Stock or	Underlying	Awards	Awards
Name	Date	($)	($)	($)	Units (#)	Options (#)	($/Sh)	($)(1)

Gary J. Elek	5/14/09	—	—	—	—	2,500 (2)	5.46	$1,150
Kevin W. Nelson	9/10/09 (3)	$6,500	$19,500	$26,000	—	—	—	—

(1)	The values reported in this column represent the FAS 123R value of all stock options awarded to each officer during 2009. For a description of the assumptions made in computing the FAS 123R values reported in this table, see the discussion of Stock Options and Stock Appreciation Rights in footnote 18 in the Notes to Consolidated Financial Statements contained in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(2)	Stock options to purchase common shares of the Corporation granted under the Corporation’s 2006 Stock Incentive Plan upon the Named Executive’s hire. These options become exercisable in one-third increments over three years, commencing May 14, 2010, and expire on May 14, 2019.

(3)	Indirect loan commission program award, under which Mr. Nelson had the opportunity to earn a commission based on the total amount of indirect automobile loans made by the Corporation during 2009 for which Mr. Nelson is responsible. The program provided Mr. Nelson with the opportunity to earn a commission equal to up to 20% of his base salary, based on a graduated scale of 5 to 20% of his base salary paid based on achievement from 80% to 110% of the goal of $127,048,000 in indirect loans for 2009. Mr. Nelson achieved loan production equal to 93% of the goal and, accordingly, was paid a commission of $13,000 for 2009.

Outstanding Equity Awards at December 31, 2009

The following table shows, for the Named Executives, outstanding equity awards held by such officers at December 31, 2009.

	Option Awards						Stock Awards
									Equity	Equity
									Incentive	Incentive
									Plan	Plan
				Equity					Awards:	Awards:
				Incentive					Number of	Market or
				Plan Awards:				Market	Unearned	Payout Value
	Number of	Number of		Number of			Number	Value of	Shares,	of Unearned
	Securities	Securities		Securities			of Shares	Shares or	Units or	Shares, Units
	Underlying	Underlying		Underlying			or Units of	Units of	Other	or Other
	Unexercised	Unexercised		Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Options	Options		Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)	(#)		Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)	($)	(#)	($)

Daniel E. Klimas	30,000	—		—	$19.10	2/1/2015	—	—	—	—
	30,000	—		—	19.17	2/1/2016	—	—	—	—
	20,000	10,000	(1)	—	16.00	2/1/2017	—	—	—	—
	16,666	33,333	(2)	—	14.47	2/4/2018	—	—	—	—
David S. Harnett	13,333	6,667	(3)	—	15.35	8/8/2017	—	—	—	—
	833	1,667	(2)	—	14.47	2/4/2018	—	—	—	—
Frank A. Soltis	2,500	—		—	16.50	6/27/2015	—	—	—	—
	2,500	—		—	19.00	1/20/2016	—	—	—	—
	833	1,667	(3)	—	14.47	2/4/2018	—	—	—	—
Gary J. Elek	—	2,500	(4)	—	5.46	5/14/2019	—	—	—	—
Kevin Nelson	833	1,667	(3)	—	14.47	2/4/2018	—	—	—	—
Sharon Churchill(5)	—	—		—	—	—	—	—	—	—

(1)	These stock options become exercisable in one-third increments over three years commencing February 1, 2008.

(2)	These stock options become exercisable in one-third increments over three years commencing February 4, 2009.

(3)	These stock options become exercisable in one-third increments over three years commencing August 8, 2007.

(4)	These stock options become exercisable in one-third increments over three years commencing May 14, 2010.

(5)	Stock options held by Ms. Churchill terminated in accordance with their terms following her departure from employment with the Corporation effective July 15, 2009.

None of the Named Executives exercised stock options or stock appreciation rights during 2009.

Stock Options and 2006 Stock Incentive Plan

Each of the outstanding stock options granted prior to August 2007 were made pursuant to stock option agreements established outside of a stock option plan. In 2006, the Corporation established the LNB Bancorp, Inc. 2006 Stock Incentive Plan (the “2006 Plan”), a shareholder-approved equity incentive plan which permits the Corporation to grant incentive stock options, nonqualified stock options, stock appreciation rights, performance shares, restricted shares and restricted share units to officers and other key employees of the Corporation who are eligible to participate in the plan as determined by the Compensation Committee in its sole discretion. The maximum number of shares of the Corporation that may be issued pursuant to awards granted under the 2006 Plan is 600,000 shares, up to 400,000 of which may be granted in the form of stock options and 200,000 of which may be granted in the form of restricted shares. The total number of shares underlying awards granted under the Plan to any participant in any fiscal year, regardless of whether any of those awards are subsequently canceled, forfeited, or terminated, will not exceed 60,000 shares. Awards granted under the 2006 Plan are subject to the terms of the plan and such terms as may be specified by the Compensation Committee. The 2006 Plan is administered by the Compensation Committee, which includes the authority to determine the terms and conditions of awards granted under the plan and to interpret, administer and implement the plan. During 2009, the 2006 Plan was amended in order to comply with the terms of EESA, as amended by ARRA, with respect to CPP participants, and provides that the plan will be further interpreted or reformed to so comply. The amendment to the 2006 Plan also provides for the recovery by the Corporation of any applicable award or payment under the plan if it is later determined that the award or payment is based on financial statements or other performance metrics that are later determined to be materially inaccurate.

Stock Appreciation Rights Plan

The Stock Appreciation Rights (SAR) Plan permits the Compensation Committee to grant SARs, to be settled in cash only, to officers and other key employees of the Corporation who are eligible to participate in the SAR Plan as determined by the Compensation Committee in its sole discretion. The Compensation Committee may grant SARs for up to an aggregate of 50,000 common shares of the Corporation under the SAR Plan. SARs, when exercised, will entitle the holder thereof to a cash payment based on the appreciation in the fair market value of the common shares underlying the SAR, subject to the terms of the SAR Plan and such terms as may be specified by the Compensation Committee. The purpose of the SAR Plan is to provide long-term incentive compensation opportunities that are intended to help the Corporation attract and retain skilled employees, motivate participants to achieve long-term success and growth of the Corporation, and align the interests of the participating employees with those of the shareholders of the Corporation. The Compensation Committee has the authority to grant SARs under the SAR Plan. During 2009, the SAR Plan was amended in order to comply with the terms of EESA, as amended by ARRA, with respect to CPP participants, and provides that the plan will be further interpreted or reformed to so comply. The amendment to the SAR Plan also provides for the recovery by the Corporation of any applicable award or payment under the plan if it is later determined that the award or payment is based on financial statements or other performance metrics that are later determined to be materially inaccurate.

Other Potential Post-Employment Compensation

Severance and Change of Control Benefits

The Corporation entered into an employment agreement with Daniel E. Klimas and a change of control agreement with David S. Harnett that provide severance and/or change of control benefits upon termination of employment for certain reasons. See the discussion of Mr. Klimas’ agreement included above with the Summary Compensation Table. The severance and change of control benefits payable to Mr. Klimas are addressed in the discussion below. The change of control benefits that would have been payable to Mr. Harnett under his agreement expired during 2009 and, accordingly, no such benefits would have been payable to Mr. Harnett under the agreement as of December 31, 2009.

Notwithstanding the following discussions regarding the amount of compensation payable to Mr. Klimas in the event of a termination of employment or a change of control, the TARP Regulations may prohibit such payments from being made upon the termination of the officer’s employment with the Corporation during a period in which any obligations arising from financial assistance provided under TARP remains outstanding. Please refer to the discussion appearing under the caption “Compensation Discussion and Analysis — Limitations on Executive Compensation in Connection with the Corporation’s Participation in the TARP Program.”

If Mr. Klimas terminates his employment with the Corporation as a result of a breach of his employment agreement by the Corporation or for good cause, or if the Corporation terminates his employment without cause, the Corporation shall continue to pay to Mr. Klimas his salary, and health and life insurance benefits, as in effect immediately prior to the termination, for the then remaining term of the agreement. In addition, Mr. Klimas shall be entitled to a pro rata portion of the annual incentive awards applicable to the year in which such termination occurs and annual incentive awards each equal to 50% of his salary as in effect immediately prior to termination for the then remaining term of the agreement. Mr. Klimas shall also be entitled to be immediately awarded any stock options provided for in the agreement but not then issued, and all unvested stock options held by Mr. Klimas will become immediately exercisable in full. For purposes of the agreement, “good cause” means (i) a material adverse change in Mr. Klimas’ position, responsibilities, duties, or status, or title or offices, with the Corporation, (ii) a reduction in Mr. Klimas’ salary, (iii) a requirement that Mr. Klimas be based at a location more than 50 miles from his current residence, or (iv) failure of the Corporation to comply with the employee benefit provisions of the agreement.

Notwithstanding the terms described above, assuming that Mr. Klimas’ employment with the Corporation was terminated by the Corporation without cause or by Mr. Klimas for good reason as of December 31, 2009, the TARP Regulations prohibit such payments from being made upon the termination of the officer’s employment with the Corporation during a period in which any obligations arising from financial assistance provided under TARP remains outstanding. Accordingly, Mr. Klimas would not have been entitled to receive any such payments under his employment agreement if his employment with the Corporation had been so terminated as of December 31, 2009. Please refer to the discussion appearing under the caption “Compensation Discussion and Analysis — Limitations on Executive Compensation in Connection with the Corporation’s Participation in the TARP Program.”

Under Mr. Klimas’ employment agreement, Mr. Klimas is entitled to continuing indemnification to the fullest extent permitted by Ohio law for actions against him by reason of his being or having been an officer of the Corporation.

Under Mr. Klimas’ employment agreement, if, at any time within two years after the occurrence of a “change in control” (as defined in the agreement), Mr. Klimas’ employment is terminated by the Corporation (except for cause) or Mr. Klimas terminates his employment for good reason, the Corporation will pay to Mr. Klimas a lump sum severance benefit equal to the sum of (a) Mr. Klimas’ highest annual base salary as measured from the date of termination through the end of the term of the agreement (but not less than 24 months), (b) any bonuses earned but unpaid through the date of termination, (c) a pro rated portion of Mr. Klimas’ annual bonus amount for the fiscal year in which the termination occurs, (d) any accrued and unpaid vacation pay, and (e) the annual incentive awards payable for each remaining year of the term of the agreement (but not less than 24 months) in an amount equal to 50% of Mr. Klimas’ salary as in effect on the date of termination. Mr. Klimas shall also be entitled to be immediately awarded any stock options provided for in the agreement but not then issued, and all unvested stock options held by Mr. Klimas will become immediately exercisable in full. If the termination of employment occurs on or before February 1, 2010, Mr. Klimas will be entitled to receive “gross-up” payments to the extent that payment of any of the foregoing amounts results in excise taxes or penalties under Section 280G or 4999 of the Internal Revenue Code. For purposes of the agreement, “good reason” means, at any time after a change in control, (i) a material adverse change in Mr. Klimas’ position, responsibilities, duties, or status, or title or offices, with the Corporation from those in effect before the change of control, (ii) a reduction in Mr. Klimas’ base salary or failure to pay an annual bonus equal to or greater than the annual bonus earned for the year prior to the change in control, (iii) a requirement that Mr. Klimas be based at a location more than 50 miles from where he was located prior to the change in control or a substantial increase in Mr. Klimas’ business travel obligations as compared to such obligations prior to the change in control, and (iv) failure of the Corporation to continue any material employee benefit or compensation plan in which Mr. Klimas was participating prior to the change in control or provide Mr. Klimas with vacation in accordance with the policies in effect prior to the change in control. For purposes of the employment agreement, “cause” includes failure to perform duties as an employee, illegal conduct or gross misconduct, conviction of a felony, or breach of non-competition or non-disclosure obligations of the employee.

Notwithstanding the terms described above, assuming that a change of control of the Corporation occurred as of December 31, 2009 and Mr. Klimas’ employment with the Corporation was terminated by the Corporation without cause or by Mr. Klimas for good reason immediately thereafter, the TARP Regulations prohibited such payments from being made upon the termination of the officer’s employment with the Corporation during a period in which any obligations arising from financial assistance provided under TARP remains outstanding. Accordingly, Mr. Klimas would not have been entitled to receive any such payments under his employment agreement if his employment with the Corporation had been so terminated as of December 31, 2009. Please refer to the discussion appearing under the caption “Compensation Discussion and Analysis — Limitations on Executive Compensation in Connection with the Corporation’s Participation in the TARP Program.”

In connection with the Corporation’s participating in TARP, Mr. Klimas’ employment agreement was amended to provide that any payment or payments that may be payable by the Corporation thereunder shall be modified to the extent necessary in order to comply with the golden parachute payment prohibitions in the TARP Regulations.

Director Compensation

Non-employee director compensation is determined annually by the Board of Directors acting upon the recommendation of the Governance Committee. Directors who are also employees of the Corporation receive no additional compensation for service as a director. The following table shows the compensation paid to non-employee directors for service during 2009.

Each of the directors of the Corporation also serves as a director of The Lorain National Bank, the Corporation’s wholly-owned bank subsidiary. Under the bylaws of The Lorain National Bank each director is to hold common shares of the Corporation in an amount equal to $100,000, based on the market value of the common shares as of the date such shares are acquired by the director. As of December 31, 2009, all of the Corporation’s directors met these stock ownership guidelines.

Director Compensation Table

					Change in
					Pension
	Fees				Value and
	Earned or			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation		Total
Name	($)(1)	($)	($)	($)	Earnings	($)		($)

Daniel P. Batista	$27,500	$—	$—	$—	$—	$—		$27,500
Robert M. Campana	32,500	—	—	—	—	—		32,500
J. Martin Erbaugh	27,500	—	—	—	—	2,000	(2)	29,500
Terry D. Goode	32,500	—	—	—	—	—		32,500
James R. Herrick	47,500	—	—	—	—	—		47,500
Lee C. Howley	32,500	—	—	—	—	—		32,500
James F. Kidd(3)	32,500	—	—	—	—	—		32,500
Kevin C. Martin(4)	6,785	—	—	—	—	—		6,785
Daniel G. Merkel	27,500	—	—	—	—	—		27,500
Benjamin G. Norton	27,500	—	—	—	—	600	(5)	28,100
Thomas P. Perciak	27,500	—	—	—	—	—		27,500
Jeffrey F. Riddell	32,500	—	—	—	—	—		32,500
John W. Schaeffer, M.D.	27,500	—	—	—	—	—		27,500
Donald F. Zwilling	27,500	—	—	—	—	—		27,500

(1)	The Corporation pays a base annual fee to each Director of $27,500. The Vice Chairman of the Board of Directors (Mr. Kidd) and each of the Committee Chairmen (Messrs. Campana, Howley and Riddell), as well as Mr. Goode, who is Chairman of the Loan Review Committee of The Lorain National Bank, are paid a base annual fee of $32,500, and the Chairman of the Board of Directors (Mr. Herrick) is paid a base annual fee of $47,500.

(2)	Represents fees paid to Mr. Erbaugh for service as a member of the Corporation’s Morgan Advisory Board. The Morgan Advisory Board is a six person committee comprised of former directors of Morgan Bank that the Corporation has formed for the purpose of providing input and advice on the Corporation’s Morgan Bank business. The Morgan Advisory Board met two times during 2009, and each member was paid a fee of $1,000 per meeting attended.

(3)	Amounts set forth in this table with respect to Mr. Kidd represent fees paid to Mr. Kidd for serving as Vice Chairman of the Board of Directors. In addition, the Corporation has an individual supplemental retirement agreement with Mr. Kidd, which was entered into during and in connection with Mr. Kidd’s service as an employee of the Corporation. The agreement provides supplemental retirement benefits to Mr. Kidd, in addition to the retirement benefits generally provided to all employees of the Corporation, in the event of: normal retirement; reduced supplemental retirement benefits in the event of early retirement; disability prior to retirement; death; or discharge “without cause.” Upon his retirement as an employee of the Corporation in

1999, Mr. Kidd became entitled under the agreement to receive annual payments of $53,474, commencing March 1, 2000 and continuing for 10 years. These payments were deferred during Mr. Kidd’s term as interim CEO of the Corporation, but resumed in February 2005 and will continue until March 2010.

(4)	Mr. Martin served on the Board of Directors of the Corporation until his death on February 10, 2009.

(5)	Represents fees paid to Mr. Norton for attendance of one meeting of the Board of Directors of North Coast Community Development Corporation, a subsidiary of The Lorain National Bank, in 2009.

Certain Transactions

Directors and executive officers of the Corporation and their associates were customers of, or had transactions with, the Corporation or the Corporation’s banking or other subsidiaries in the ordinary course of business during 2009. Additional transactions may be expected to take place in the future. All outstanding loans to directors and executive officers and their associates, commitments and sales, purchases and placements of investment securities and other financial instruments included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral where applicable, as those prevailing at the time for comparable transactions with other persons, and did not involve greater than normal risk of collectability or present other unfavorable features.

Review of Certain Transactions

The Corporation has written procedures for reviewing transactions between the Corporation and its directors and executive officers, their immediate family members and entities with which they have a position or relationship. These procedures are intended to determine whether any such related person transaction impairs the independence of a director or presents a conflict of interest on the part of a director or executive officer.

The Corporation annually requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related person transactions. The Corporation’s Audit and Finance Committee and Board of Directors annually review all transactions and relationships disclosed in the director and officer questionnaires, and the Board of Directors makes a formal determination regarding each director’s independence under Nasdaq Stock Market listing standards and applicable SEC rules.

In addition to the annual review, the Corporation’s Code of Ethics and Business Conduct requires that the Corporation’s Chief Executive Officer be notified of any proposed transaction involving a director or executive officer that may present an actual or potential conflict of interest, and that such transaction be presented to and approved by the Audit and Finance Committee.

Upon receiving any notice of a related person transaction involving a director or executive officer, the Chief Executive Officer will discuss the transaction with the Chairman of the Corporation’s Audit and Finance Committee. If any likelihood exists that the transaction would present a conflict of interest or, in the case of a director, impair the director’s independence, the Audit and Finance Committee will review the transaction and its ramifications. If, in the case of a director, the Audit and Finance Committee determines that the transaction presents a conflict of interest or impairs the director’s independence, the Board of Directors will determine the appropriate response. If, in the case of an executive officer, the Audit and Finance Committee determines that the transaction presents a conflict of interest, the Audit and Finance Committee will determine the appropriate response. The related party transactions described above were approved by the Corporation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934 requires LNB’s executive officers, directors and greater than ten percent shareholders (“Insiders”) to file with the Securities and Exchange Commission and LNB reports regarding their ownership of and transactions in LNB’s securities. Based upon written representations and copies of reports furnished to LNB by Insiders, all reports required to be filed by Insiders pursuant to Section 16 during the fiscal year ended December 31, 2009 were made on a timely basis, except for the open market purchase of 900 common shares by Mr. Merkel on November 6, 2009, which was reported on a Form 4 filed November 18, 2009.

SELECTION OF AUDITORS

The Audit and Finance Committee of the Board of Directors has selected Plante & Moran, PLLC as independent auditor for 2010. We expect representatives of Plante & Moran, PLLC to be present at the Annual Meeting with the opportunity to make statements if they so desire and to be available to respond to appropriate questions raised at the Annual Meeting.

OTHER BUSINESS

The Board of Directors is not aware of any other matters that may be presented at the Annual Meeting other than those stated in the notice of Annual Meeting and described in this Proxy Statement. However, if any other matters properly come before the Annual Meeting, the enclosed proxy card directs the persons voting such proxy to vote in accordance with their discretion.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker, direct your written request to LNB Bancorp, Inc., Attn: Investor Relations, 457 Broadway, Lorain, Ohio 44052. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Any shareholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Corporation in connection with its annual meeting of shareholders to be held in 2011 must do so no later than November 15, 2010. To be considered eligible for inclusion in the Corporation’s 2011 Proxy Statement, a proposal must conform to the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended. Shareholder proposals should be directed to LNB Bancorp, Inc. via certified mail, Attention: Corporate Secretary, 457 Broadway, Lorain, Ohio 44052. Unless notice of a shareholder proposal for the 2011 annual meeting of shareholders is received by the Corporation not later than January 29, 2011, the Corporation may vote all proxies in its discretion with respect to any shareholder proposal properly brought before the annual meeting.

The Corporation’s Amended Code of Regulations establishes advance notice procedures as to the nomination by shareholders of candidates for election as directors. In order to make a director nomination, it is necessary that you notify the Corporation in writing no fewer than 14 days nor more than 50 days in advance of next year’s Annual Meeting unless the Corporation gives you less than 21 days notice of the Annual Meeting and then notice of nominations must be given no later than the seventh day after we mailed notice of the Annual Meeting to you. Notice of nominations of directors must also meet all other requirements contained in the Corporation’s Amended Code of Regulations. You may obtain the Code of Regulations by written request. Such request should be directed to LNB Bancorp, Inc., Attention: Corporate Secretary, 457 Broadway, Lorain, OH 44052.

ANNUAL REPORT

We will provide without charge a copy of the Corporation’s Annual Report on Form 10-K for its fiscal year ended December 31, 2009 to any shareholder who makes a written request for it directed to Robert F. Heinrich, Corporate Secretary, LNB Bancorp, Inc., 457 Broadway, Lorain, Ohio 44052.

We urge you to sign and return the enclosed proxy card as promptly as possible whether or not you plan to attend the Annual Meeting in person.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:          ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.	☐
The Board of Directors recommends that you vote FOR the following:
		☐	☐	☐

1.	Election of Directors Nominees

01 Robert M. Campana	02 Daniel G. Merkel	03 Thomas P. Perciak	04 Donald F. Zwilling, CPA

The Board of Directors recommends you vote FOR the following proposal(s):	For	Against	Abstain

2. To provide advisory approval of LNB’s executive compensation program	☐	☐	☐

NOTE: It is the Board of Directors’ recommendation that you vote for all of the director nominees with respect to the election of directors in Proposal “1” and Proposal “2”. If any other matters properly come before the Annual Meeting, the persons named in this proxy will vote the shares represented by the proxy in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES CUSIP # SEQUENCE #

Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #	Signature (Joint Owners)	Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDERS MEETING TO BE HELD ON APRIL 27, 2010.
The following materials are available at www.proxydocs.com/lnbb:
Proxy Statement and 2009 Annual Report

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The AR/10K wrap, Notice & Proxy Statement is/are available at www.proxyvote.com.

Proxy Card for the 2010 Annual Meeting of
Shareholders of LNB Bancorp, Inc.
Scheduled for April 27, 2010
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby appoints Gary J. Elek and Robert F. Heinrich, or any of them, with full power of substitution, as proxies to vote, for and in the name of the undersigned, all common shares of LNB Bancorp, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of LNB Bancorp, Inc. scheduled for April 27, 2010 at 10:00 a.m., local time, at The Lorain National Bank, 521 Broadway, Lorain, Ohio 44052, and at any adjournments or postponements of the meeting (the “Annual Meeting”). This proxy will be voted in accordance with your instructions specified below. If you do not give any specific instructions, this proxy will be voted “FOR” all of the director nominees with respect to the election of directors in Proposal 1, and “FOR” Proposal 2. In addition, the proxies are authorized to vote in their discretion on any other matters that may properly come before the Annual Meeting.

Continued and to be signed on reverse side